EXHIBIT 10.10

                           REVOLVING CREDIT AGREEMENT

                          dated as of November 6, 1997,

                                 by and between

                          LENNAR CAPITAL SERVICES, INC.

                                 (the Borrower)

                                       and

                              THE BANK OF NEW YORK

                                    (Lender)



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                                TABLE OF CONTENTS

Section 1. Definitions and Principles of Construction. .................... 1
     1.1. Defined Terms. .................................................. 1
     1.2. Principles of Construction. .....................................14

Section 2. Amount and Terms of Credit. ....................................14
     2.1. The Loans. ......................................................14
     2.2. Note. ...........................................................14
     2.3. Procedure for Borrowings. .......................................14
     2.4. Termination or Reduction of  Commitment. ........................15
     2.5. Payments and Prepayments of the Loans. ..........................15
     2.6. Conversions. ....................................................16
     2.7. Covered Rate Offers. ............................................16
     2.8. Interest Rate and Payment Dates. ................................17
     2.9. Application of Payments. ........................................19
     2.10. Substituted Interest Rate. .....................................19
     2.11. Taxes; Net Payments. ...........................................20
     2.12. Illegality. ....................................................20
     2.13. Increased Costs. ...............................................20
     2.14. Indemnification for Loss. ......................................21
     2.15. Option to Fund. ................................................22
     2.16. Capital Adequacy. ..............................................22
     2.17. Transaction Record. ............................................23

Section 3. Non-Usage Fee. .................................................23

Section 4. Conditions Precedent. ..........................................23
     4.1. Note; Credit Documents. .........................................24
     4.2. No Default; Representations and Warranties. .....................24
     4.3. Borrowing Request. ..............................................24
     4.4. Opinions of Counsel. ............................................24
     4.5. Subsequent Legal Opinions. ......................................24
     4.6. Corporate Documents; Proceedings. ...............................24
     4.7. Mandatory Prepayment. ...........................................25
     4.8. Financing Statements; Other Documents. ..........................25
     4.9. No Adverse Change. ..............................................26
     4.10. Fees and Expenses. .............................................26
     4.11. No Litigation. .................................................26

Section 5. Representations, Warranties and Agreements. ....................26
     5.1. Corporate Status. ...............................................26
     5.2. Corporate Power and Authority. ..................................26
     5.3. No Violation. ...................................................26
     5.4. Governmental Approvals. .........................................27
     5.5. Financial Statements; Financial Condition;
          Undisclosed Liabilities, etc. ...................................27
     5.6. Litigation. .....................................................28
     5.7. True and Complete Disclosure. ...................................28

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     5.8. Use of Proceeds; Margin Regulations. ............................28
     5.9. Tax Returns and Payments. .......................................29
     5.10. ERISA. .........................................................29
     5.11. Subsidiaries. ..................................................29
     5.12. Compliance with Statutes, etc. .................................29
     5.13. Investment Company Act. ........................................29
     5.14. Public Utility Holding Company Act. ............................30
     5.15. Labor Relations. ...............................................30
     5.16. No Burdensome Agreements. ......................................30
     5.17. Property. ......................................................30
     5.18. Security Interests .............................................30
     5.19. Principal Places of Business. ..................................31
     5.20. Environmental Matters. .........................................31
     5.21. Guarantor. .....................................................31

Section 6. Affirmative Covenants of the Borrower. .........................31
     6.1. Information. ....................................................32
     6.2. Books, Records and Inspections. .................................35
     6.3. Maintenance of Property, Insurance. .............................35
     6.4. Corporate Franchises. ...........................................35
     6.5. Compliance with Statutes, etc. ..................................35
     6.6. Performance of Obligations. .....................................36
     6.7. Payment of Taxes. ...............................................36
     6.8. Corporate Separateness. .........................................36
     6.9. Existing Credit Agreement. ......................................36

Section 7. Borrower's Negative Covenants. .................................37
     7.1. Adjusted Net Worth. .............................................37
     7.2. Ratio of Liabilities to Adjusted Net Worth. .....................37
     7.3. Liens. ..........................................................37
     7.4. Consolidation, Merger, Sale of Assets, etc. .....................38
     7.5. Dividends. ......................................................38
     7.6. Indebtedness. ...................................................38
     7.7. Guaranties. .....................................................39
     7.8. Advances, Investments and Loans. ................................39
     7.9. Transactions with Affiliates. ...................................40
     7.10. Capital Expenditures. ..........................................40
     7.11. Modifications of Articles of Incorporation,
           By-Laws and Certain Other Agreements, etc. .....................40
     7.12. Creation of Subsidiaries. ......................................40
     7.13. Business. ......................................................40
     7.14. Use of Proceeds. ...............................................40
     7.15. ERISA. .........................................................41

Section 8. Other Eligible Assets; Collateral. .............................41
     8.1. Substitutions, Additions and Withdrawals of
          Eligible Assets. ................................................41
     8.2. Collateral; Successor Security Agreement. .......................42

Section 9. Events of Default. .............................................43



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Section 10. Remedies; Application of Proceeds. ............................45
     10.1. Remedies. ......................................................45

Section 11. Miscellaneous. ................................................46
     11.1. Payment of Expenses, etc. ......................................46
     11.2. Right of Setoff. ...............................................46
     11.3. Notices. .......................................................47
     11.4. Successors and Assigns. ........................................48
     11.5. No Waiver; Remedies Cumulative. ................................49
     11.6. Calculation; Computations. .....................................49
     11.7. GOVERNING LAW; SUBMISSION TO JURISDICTION;
           VENUE. .........................................................49
     11.8. Obligation to Make Payments in Dollars. ........................50
     11.9. Counterparts. ..................................................50
     11.10. Effectiveness. ................................................50
     11.11. Headings Descriptive. .........................................51
     11.12. Amendment or Waiver. ..........................................51
     11.13. Survival. .....................................................51
     11.14. Domicile of Loans. ............................................51
     11.15. Severability. .................................................51
     11.16. Integration. ..................................................51
     11.17. WAIVER OF JURY TRIAL. .........................................51



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                             EXHIBITS AND SCHEDULES

EXHIBITS:

Exhibit A   -     Borrowing Base Certificate
Exhibit B   -     Borrowing Request
Exhibit C   -     Current Security Agreement
Exhibit D   -     Guaranty
Exhibit E   -     Successor Security Agreement
Exhibit F   -     Note
Exhibit G   -     Opinion
Exhibit H   -     Secretary Certificate


SCHEDULES:

Schedule A    - Eligible Assets
Schedule B    - Existing Pension Plans
Schedule 5.5  - Liabilities
Schedule 5.6  - Litigation
Schedule 5.11 - Subsidiaries
Schedule 6.3  - Insurance of Borrower

         REVOLVING CREDIT AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), dated as of November 6, 1997, by and among LENNAR CAPITAL SERVICES, INC., a Florida corporation (the "BORROWER") and THE BANK OF NEW YORK (the "LENDER").

                                    RECITALS:

         WHEREAS, the Borrower has requested that the Lender provide a revolving credit facility to the Borrower on the terms and conditions hereinafter set forth; and

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Lender is agreeable to such request.

         NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

Section 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION.

                  1.1. DEFINED TERMS.

                  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCUMULATED FUNDING DEFICIENCY" shall have the meaning set forth in Section 302 of ERISA.

                  "ACTUAL INTEREST AMOUNT" shall have the meaning set forth in
Section 2.8(d)(ii).

                  "ADJUSTED NET WORTH" means the amount of stockholders' equity of the Borrower, on a consolidated basis, as shown on the balance sheet of the Borrower and its consolidated Subsidiaries, less the aggregate amount of all receivables due from the Guarantor or Affiliates (but not Subsidiaries) of the Borrower.

                  "ADVANCE" shall mean an Other Advance or a Eurodollar Advance.

                  "AFFECTED ADVANCE" shall have the meaning set forth in Section 2.10.

                  "AFFECTED PRINCIPAL AMOUNT" shall mean (a) in the event that the Borrower shall fail for any reason to borrow after it shall have notified the Lender of its intent to do so in which it shall have requested a Eurodollar Advance pursuant to Sections 2.3 or 2.6, an amount equal to the unborrowed principal amount of such Eurodollar Advance, (b) in the event that a Eurodollar Advance shall terminate for any reason prior to the last day of the Eurodollar Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance, or (c) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Eurodollar Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance so prepaid or repaid.

                  "AFFILIATE" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of
Section 7.9, an Affiliate of the Borrower shall include any Person that directly or indirectly beneficially owns more than 5% of the Borrower and any officer or director of the Borrower or any such Person.

                  "AGREEMENT" shall mean this Revolving Credit Agreement, as modified, supplemented or amended from time to time.

                  "ALTERNATE BASE RATE" shall mean a rate of interest per annum equal to the higher of (i) the BNY Rate in effect on such date or (ii) 1/2 of 1% plus the Federal Funds Rate in effect on such date.

                  "APPROVED ACCOUNTANT" shall mean Deloitte & Touche, LLP or such other firm of certified public accountants of recognized national standing selected by the Borrower and satisfactory to the Lender.

                  "AVERAGE COVERED AMOUNT" shall mean, during any period, a number equal to the lesser of (a) the Lender's Average Other Advances during such period, and (b) the Lender's Average Qualifying Balances during such period.

                  "AVERAGE OTHER ADVANCES" shall mean, during any period, the average daily amount of Other Advances of the Lender during such period.

                  "AVERAGE QUALIFYING BALANCES" shall mean, during any period, the average daily amount of Qualifying Balances maintained with the Lender during such period.

                  "AVERAGE UNCOVERED AMOUNT" shall mean, during any period, a number (but not less than zero) equal to the Lender's Average Other Advances during such period LESS the Lender's Average Qualifying Balances during such period.

                  "BNY" shall mean The Bank of New York.

                  "BNY RATE" shall mean a rate of interest per annum equal to the prime commercial lending rate of BNY as publicly announced by BNY to be in effect from time to time, such rate of interest to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

                  "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

                  "BORROWER'S PERCENTAGE INTEREST" means, with respect to an Eligible Asset which consists of a partnership interest held by the Borrower, and which partnership owns one or more Mortgage Loans, a percentage equal to the Borrower's percentage interest in said partnership.

                  "BORROWING BASE" shall mean, as of any date of determination, with respect to any computation thereof, the Collateral Value of all Mortgage Loans (or the Borrower's Percentage Interest therein) and Securities which are Eligible Assets on such date.

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                  "BORROWING BASE CERTIFICATE" shall mean a certificate executed by the Chief Financial Officer, Chief Accounting Officer or Treasurer of the Company substantially in the form attached hereto as EXHIBIT A and delivered to the Lender as a condition to each Loan and as otherwise required herein.

                  "BORROWING DATE" shall mean any date specified in a Borrowing Request delivered pursuant to Section 2.3 as a date on which the Borrower request a Loan.

                  "BORROWING REQUEST" shall mean a request for a Loan in the form of EXHIBIT B.

                  "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

                  "CARRYING VALUE" shall mean, on any date, and with respect to any Mortgage Loan (or the Borrower's Percentage Interest therein) included in the Eligible Assets or backing a Security which is an Eligible Asset, the lesser of: (a) the Borrower's acquisition cost of such Mortgage Loan, interest therein or Security as set forth on its books and records as of such date, net of amortization, write-downs, loan loss reserves, deductions for uncollectible debt or other reductions, or (b) the market value of the property or part thereof (or the Borrower's Percentage Interest therein) encumbered by the Mortgage securing said Mortgage Loan or backing a Security, as of such date. For purposes of this definition, the term "MARKET VALUE" shall mean the estimated price at which such property could readily be sold as set forth in a recent independent appraisal of such property, or if no such appraisal is available, as determined in a manner satisfactory to the Lender.

                  "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended, or any successor thereto, and the rules and regulations issued thereunder as from time to time in effect.

                  "COLLATERAL" shall mean the Collateral, as such term is defined in the Current Security Agreement, and, after a Pledge Request Date, the term "Collateral" shall mean the Collateral, as defined in the Current Security Agreement and the Successor Security Agreement, collectively.

                  "COLLATERAL VALUE" shall mean, with respect to any computation thereof, 75% of the lesser of: (a) the Carrying Value of each Mortgage Loan (or the Borrower's Percentage Interest therein) or Security included in the Eligible Assets on such date, or (b) the outstanding principal balance of each Mortgage Loan (or the Borrower's Percentage Interest therein) included in the Eligible Assets on such date or the portion of the principal balance of a Mortgage Loan backing a Security included in the Eligible Assets on such date, in each case determined in a manner satisfactory to the Lender.

                  "COMMITMENT" shall mean the commitment of the Lender to make Loans in an aggregate principal amount at any time outstanding not to exceed the Commitment Amount.

                  "COMMITMENT AMOUNT" shall mean the principal sum of $50,000,000.

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                  "COMMITMENT PERIOD" shall mean the period commencing on the
Effective Date and ending on the Commitment Expiration Date.

                  "COMMITMENT EXPIRATION DATE" shall mean the earlier of (i) the date that is 180 days after the Effective Date, (ii) the date on which the first advance is made to the Guarantor under a credit facility providing for, among other things, the general working capital requirements of the Guarantor, or
(iii) a Commitment Termination Date.

                  "COMMITMENT TERMINATION DATE" shall mean any date on which the Commitment shall terminate pursuant to Section 2.4.

                  "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Sections 414(b) or 414(c) of the Code.

                  "COMPENSATORY INTEREST PAYMENT" shall have the meaning set forth in Section 2.8(c).

                  "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "CONTROL PERSON" shall have the meaning set forth in Section 2.13.

                  "CONVERSION DATE" shall mean the date on which a Eurodollar Advance is converted to an Other Advance, or the date on which an Other Advance is converted to a Eurodollar Advance, or the date on which a Eurodollar Advance is converted to a new Eurodollar Advance, all in accordance with Section 2.6.

                  "COVERED AMOUNT" shall mean the Loans or parts thereof which accrue interest at the rate or rates provided for in Sections 2.8(a)(i) and 2.8(a)(ii).

                  "COVERED INTEREST AMOUNT" shall have the meaning set forth in
Section 2.8(d)(ii).

                  "COVERED RATE" shall mean 0.95% per annum.

                  "COVERED RATE PERIOD" shall have the meaning ascribed to such term in Section 2.7.

                  "CREDIT DOCUMENTS" shall mean this Agreement, the Note, the Current Security Agreement, the Guaranty and any Successor Security Agreement.

                  "CREDIT EVENT" shall mean the making of any Loan.

                  "CURRENT SECURITY AGREEMENT" shall mean the Pledge and Security Agreement of even date herewith in the form of EXHIBIT C made by the Borrower to the Lender, and all supplements and amendments thereto.

                  "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "DOLLARS" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "EFFECTIVE DATE" shall mean the date and time upon which (i) there is a distribution to the shareholders of Lennar of all of the capital stock of the Guarantor as contemplated by the Registration Statement, and (ii) Lennar has distributed to the Guarantor the Lennar Subsidiaries which have been engaged in its real estate investment and management business, as well as some assets of other Subsidiaries which were used in that business and certain other assets, all as more particularly set forth in the Registration Statement.

                  "ELIGIBLE ASSETS" shall mean, as of any date, all of the Mortgages and Mortgage Notes, Securities and the partnership interests in partnerships owning Mortgages and Mortgage Notes, as described on SCHEDULE A (as said Schedule A may be amended from time to time pursuant to Section 8), provided that each such Mortgage and Mortgage Note meets the following requirements:

                           (1) each Mortgage (including the Mortgage backing a Security) must be a first lien on a commercial building consisting of a multifamily rental apartment building, a hotel, or a retail, office or industrial building;

                           (2) the Mortgage Loan secured by said Mortgage or which backs a Security must be a Performing Mortgage Loan; and

                           (3) each such Mortgage, Mortgage Note, Security or partnership interest must be approved by the Lender as acceptable to be included in the Borrowing Base.

                  For purposes of this definition, "PERFORMING MORTGAGE LOAN" shall mean a Mortgage Loan satisfying the following tests: (i) there are no defaults in the payment of any principal or interest under the terms of the Mortgage or Mortgage Note for such Mortgage Loan, and (ii) the Cash Flow from the property encumbered by the Mortgage securing said Mortgage Loan as at the end of any fiscal quarter of the Borrower equals or exceeds the Projected Carrying Costs of such property as of such date. "CASH FLOW" shall mean, with respect to any such property, and for any fiscal quarter of the Borrower, the sum of all rents and, if applicable, hotel receipts, actually received by the Borrower in respect of such property during said fiscal quarter. "PROJECTED CARRYING COSTS" shall mean, with respect to any such property, as of the last day of any fiscal quarter of the Borrower, the sum of all debt payments (including principal and interest) and operating expenses associated with such property projected to be payable during the next succeeding fiscal quarter of the Borrower.

                  "EMPLOYEE BENEFIT PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA, maintained, sponsored or contributed to by the Borrower or any ERISA Affiliate.

                  "ENVIRONMENTAL LAWS" shall mean any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants, including without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA ss.9601 ET SEQ.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA ss.6901 ET SEQ.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ss.2601 ET SEQ.; (iv) the Water Pollution Control Act, as amended, 33 USCA ss.1251 ET SEQ.; (v) the Clear Air Act, as amended, 42 USCA ss.7401 ET SEQ.; (vi) the Hazardous Material Transportation Act, as amended, 49 USCA ss.1801 ET SEQ.; and (vii) all rules, regulations judgments decrees injunctions and restrictions thereunder and any analogous state law.

                  "EQUITY INVESTMENT" means the ownership of, or participation in the ownership of, an equity interest in Real Property or an equity interest in a Person in the business of owning, developing, improving, operating or managing Real Property.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                  "ERISA AFFILIATE" shall mean, when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to Employee Benefit Plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which the Borrower is a member.

                  "ERISA TERMINATION EVENT" shall mean, with respect to any Pension Plan, (a) a Reportable Event, (b) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (c) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (d) the appointment of a trustee to administer any Pension Plan under
Section 4042 of ERISA.

                  "ERISA TEST DATE" shall have the meaning set forth in Section 5.10.

                  "EURODOLLAR ADVANCES" shall mean the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

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                  "EURODOLLAR BASE RATE" shall mean, with respect to any
Eurodollar Advance, a rate of interest per annum, as determined by the Lender, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

                           (a) the rate, as quoted by the Lender to leading banks in the interbank eurodollar market as the rate at which the Lender is offering Dollar deposits in an amount equal approximately to such Eurodollar Advance for a period equal to the Eurodollar Period applicable to such Eurodollar Advance, as quoted at approximately 11:00 A.M. (London time), two Eurodollar Business Days prior to the first day of such Eurodollar Period, by

                           (b) a number equal to 1.00 minus the average of the aggregate maximum rates during such Eurodollar Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Lender or any other major United States money center banking institution is subject, in respect of "eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect) or in respect of any other category of liabilities, in each case without the benefit of credits for proration, exceptions or offsets which may be available from time to time to the Lender under such Regulation D.

                  "EURODOLLAR BUSINESS DAY" shall mean a Business Day on which trading is carried on in the London Interbank Market for Dollar deposits.

                  "EURODOLLAR PERIOD" shall mean, with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Eurodollar Advance and ending one, two or three months thereafter, provided, however, that the foregoing provisions relating to Eurodollar Periods are subject to the following:

                                    (i) if any Eurodollar Period would otherwise
         end on a day which is not a Eurodollar Business Day, such Eurodollar Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Eurodollar Period into another calendar month, in which event such Eurodollar Period shall end on the immediately preceding Eurodollar Business Day,

                                    (ii) if, with respect to the borrowing of
         any Loan or the conversion of one Advance to another, the Borrower shall fail to give due notice as provided in Section 2.3 or 2.6, as the case may be, the Borrower shall be deemed to have elected that such Loan or Advance shall be made as an Other Advance,

                                    (iii) any Eurodollar Period that begins on
         the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Period) shall end on the last Eurodollar Business Day of the immediately succeeding calendar month,

                                    (iv) no Eurodollar Period shall end after
         the Maturity Date, and

                                    (v) the Borrower shall select Eurodollar
         Periods so as not to have more than five different Eurodollar Periods outstanding at any one time for all Loans.

                  "EURODOLLAR RATE" shall mean the Eurodollar Base Rate plus the Eurodollar Spread.

                  "EURODOLLAR SPREAD" shall mean 0.95%.

                  "EVENT OF DEFAULT" shall have the meaning provided in Section 11.

                  "EXECUTIVE OFFICER" shall mean the President, the Chief Financial Officer or any Executive Vice President of any Person.

                  "EXISTING CREDIT AGREEMENT" shall mean that certain Revolving Credit Agreement between the Lender and Lennar Financial Services, Inc., dated May 30, 1996, as amended.

                  "EXISTING PENSION PLAN" shall mean a Pension Plan listed on SCHEDULE B.

                  "FASB" shall mean the Financial Accounting Standards Board and any successor thereto.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation and any successor thereto.

                  "FEDERAL FUNDS RATE" shall mean for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender.

                  "FUNDED CURRENT LIABILITY PERCENTAGE" shall have the meaning set forth in Section 401(a)(29) of the Code.

                  "FUNDED INDEBTEDNESS" shall mean with respect to any Person and its Subsidiaries determined on a consolidated basis at a time, without duplication: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, but excluding trade payables incurred and paid in the ordinary course of business, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) the aggregate amount required in accordance with GAAP to be capitalized under leases for which such Person is the lessee, (h) all obligations of such Person in respect of interest rate protection agreements entered into in connection with obligations described in clauses (a), (b), (c),
(d), (e), (f), (g), (i), (j) or (k) of this definition, (i) all obligations of such Person, actual or contingent, in respect of letters of credit or banker's acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person.

                  "FUNDING ACCOUNT" shall mean a depository account owned by the Borrower and maintained by The Bank of New York at its offices located at One Wall Street, New York, New York 10286.

                  "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the FASB or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "GUARANTOR" shall mean LNR Property Corporation, its successors and assigns.

                  "GUARANTY" shall mean that certain Guaranty of even date herewith in the form of EXHIBIT D made by the Guarantor to the Lender, and all supplements and amendments thereto.

                  "HAZARDOUS SUBSTANCE" shall mean any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR ss.172.101) or by the Environmental Protection Agency as hazardous substances in 40 CFR Part 302 and any amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or terms of similar import.

                  "HIGHEST LAWFUL RATE" shall mean the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received on the Advances or the Note or which may be owing to the Lender pursuant to this Agreement under the laws applicable to the Lender and this transaction.

                  "INCOME PRODUCING PROPERTIES" means all industrial Real Property, commercial Real Property or multiple family dwellings owned and developed by the Guarantor, except for Real Property developed for sale as condominium units directly to individual purchasers for their residential use.

                  "INDEBTEDNESS" shall mean, as to any Person, without duplication, (i) all Funded Indebtedness, (ii) all trade payables, and (iii) all repurchase agreements classified by the Approved Accountant as indebtedness.

                  "INTEREST PAYMENT DATE" shall mean: (i) in the case of Other Advances, the fifth Business Day of each calendar month hereafter, and (ii) in the case of any Eurodollar Advance, the last day of each applicable Eurodollar Period.

                  "INVESTMENTS" shall have the meaning set forth in Section 7.8.

                  "LENDER" shall have the meaning provided in the first paragraph of this Agreement.

                  "LENNAR" means Lennar Corporation, a Delaware corporation.

                  "LIABILITIES" means, with respect to any Person, all items included in the liability section of a balance sheet of such Person prepared in accordance with GAAP consistently applied as of the date of calculation. Without limiting the generality of the forgoing, the term "Liabilities" shall include, without limitation: (i) all Indebtedness secured by any Mortgage, lien, pledge, security interest, charge or encumbrance upon or in property owned by such Person, to the extent attributable to that Person's interest in the property, even though that Person has not assumed or become liable for the payment of the Indebtedness; and (ii) the aggregate amount of the reserves established on the books of such Person in respect of contingent liabilities and other contingencies (except reserves which are properly treated as deductions from assets) and in any event shall include with respect to the Borrower the amount of all outstanding Loans.

                  "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, restricted deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "LOAN" and "LOANS" shall have the meaning set forth in Section 2.1.

                  "LNR FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in Section 5.6(b).

                  "MARGIN STOCK" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

                  "MATERIAL ADVERSE CHANGE" shall mean a material adverse change in the business, assets, property, operations, financial condition or prospects of the Borrower or the Guarantor, as the case may be, or the Borrower and its Subsidiaries taken as a whole or the Guarantor and its Subsidiaries taken as a whole, as the case may be.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, property, operations, financial condition or prospects of the Borrower or the Guarantor, as the case may be, or the Borrower and its Subsidiaries taken as a whole or the Guarantor and its Subsidiaries taken as a whole, as the case may be.

                  "MOODY'S" means Moody's Investors Services, Inc. or any Person succeeding to the securities rating business of such company.

                  "MORTGAGE" shall mean a mortgage, deed of trust, deed to secure debt or other security device which is customary and serves the same function as a mortgage under law and practice in the jurisdiction in which the premises subject to the mortgage or deed of trust are located.

                  "MORTGAGE LOAN" shall mean a loan evidenced by a Mortgage Note and secured by a Mortgage.

                  "MORTGAGE NOTE" shall mean, at any time, a negotiable promissory note executed by a competent party which is secured by a Mortgage.

                  "MULTIEMPLOYER PLAN" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NOTE" shall have the meaning set forth in Section 2.2.

                  "OBLIGATIONS" shall mean all amounts owing to the Lender pursuant to the terms of this Agreement, the Note and the other Credit Documents.

                  "OFFICE" shall mean the office of the Lender located at One Wall Street, New York, New York 10286, or such other office as the Lender may hereafter designate in writing as such to the other parties hereto.

                  "OTHER ADVANCES" shall mean the Loans (or any portions thereof) at such time as they or such portions are made and/or being maintained at a rate of interest which is not based upon the Eurodollar Rate.

                  "OTHER COMPUTATION PERIOD" shall mean, any month or part thereof which is not within or part of a Covered Rate Period.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any governmental body succeeding to the functions thereof.

                  "PENSION PLAN" shall mean, at any time, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under
Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Borrower or an ERISA Affiliate.

                  "PLEDGE REQUEST DATE" shall have the meaning ascribed thereto in Section 8.2.

                  "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "PROHIBITED TRANSACTION" shall mean a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

                  "QUALIFYING BALANCES" shall mean, with respect to the Lender, those free collected balances maintained in non-interest bearing accounts (other than the Funding Account) in the Borrower's name with the Lender (after deducting for purposes of calculating such balances FDIC insurance premiums, float and balances required by the Lender under its normal practices to compensate the Lender for the maintenance of such accounts and taking into consideration any reserve requirements applicable to such accounts), and which are not employed by the Borrower to effect an interest rate reduction, accommodation or other "buy-down" arrangement under any loan or credit facility other than this Agreement.

                  "REAL PROPERTY" shall mean all real property which is either
(i) owned by the Borrower or any of its Subsidiaries, or the Guarantor, or (ii) which is leased by the Borrower or any of its Subsidiaries, or the Guarantor, and pursuant to the terms of such lease the Borrower or the Guarantor, as the case may be, is obligated to remove any Hazardous Substances from the property that is the subject of said lease or indemnify the owner of the property with respect to Hazardous substances at such property.

                  "REGISTRATION STATEMENT" means the General Form for Registration of Securities filed with Securities Exchange Commission pursuant to
Section 12(b) of the Securities Exchange Act of 1934 in connection with the registration of the securities of the Guarantor and the Information Statement filed in connection therewith.

                  "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "REMAINING EURODOLLAR PERIOD" shall mean (i) in the event that the Borrower shall fail for any reason to borrow or effect a conversion after it shall have notified the Lender of its intent to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or Section 2.6, a period equal to the Eurodollar Period that the Borrower elected in respect of such Eurodollar Advance; or (ii) in the event that a Eurodollar Advance shall terminate for any reason prior to the last day of the Eurodollar Period applicable thereto, a period equal to the remaining portion of such Period if such Eurodollar Period had not been so terminated; or (iii) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance prior to the last day of the Eurodollar Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Eurodollar Period.

                  "REPORTABLE EVENT" shall mean, with respect to any Pension Plan, (a) any event set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4068(f) or 4063(a) of ERISA or the regulations thereunder, (b) an event requiring the Borrower or any ERISA Affiliate to provide security to or for a Pension Plan under Section 401(a)(29) of the Code, or (c) any failure to make any payment required by Section 412(m) of the Code.

                  "SECURITY" means a security which is backed by one or more Mortgage Loans or parts thereof.

                  "SECURITY AGREEMENTS" shall mean, collectively, the Current Security Agreement and any Successor Security Agreement and all supplements and amendments thereto.

                  "SUBORDINATED DEBT" means any Indebtedness of the Guarantor which by its terms is subordinated, in form and substance and in a manner satisfactory to the Lender, in lien and right of payment to the prior payment in full of the Obligations.

                  "SUBSIDIARY" shall mean, as to any Person, (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person or one or more Subsidiaries of such Person is entitled to share in more than 50% of the profits and losses, however determined.

                  "SUCCESSOR SECURITY AGREEMENT" shall mean a Pledge and Security Agreement in the form of EXHIBIT E to be delivered by the Borrower to the Lender at the request of the Lender pursuant to Section 8.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "UNFUNDED PENSION LIABILITIES" shall mean, with respect to any Pension Plan, at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

                  "UNITED STATES" and "U.S." shall each mean the United States of America.

                  "UNQUALIFIED AMOUNT" shall have the meaning set forth in
Section 2.8(c).

                  "UNRECOGNIZED RETIREE WELFARE LIABILITY" shall mean, with respect to any Employee Benefit Plan that provides post-retirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Post-retirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in the income statement of the Borrower and its consolidated Subsidiaries, provided that (i) prior to the date such Statement is applicable to the Borrower, such amount shall be based on an estimate made in good faith of the transition obligation, and (ii) for purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, Plans maintained by a consolidated Subsidiary of the Borrower that is not otherwise an ERISA Affiliate shall be included.

                  "WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

1.2. PRINCIPLES OF CONSTRUCTION.

                  (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP in conformity with those principles used in the preparation of the financial statements referred to in Section 5.5. All references herein to consolidated and consolidating financial statements shall mean the statements of the Borrower and its consolidated Subsidiaries.

                  (c) All references to time of day shall mean the then applicable time in New York, New York unless expressly provided to the contrary.

Section 2. AMOUNT AND TERMS OF CREDIT.

                  2.1. THE LOANS.

                  Subject to the terms and conditions hereof, the Lender agrees to make loans during the Commitment Period (each a "LOAN" and, collectively, the "LOANS") to the Borrower from time to time, provided, however, that at no time shall such Loan, when combined with the principal balance of all other Loans outstanding, exceed the lesser of (i) the Commitment Amount, or (ii) the Borrowing Base. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Commitment, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.3, 2.6 and 2.7, the Loans may be comprised of (x) Other Advances, (y) Eurodollar Advances, or (z) any combination thereof.

                  2.2. NOTE.

                  NOTE. The Loans shall be evidenced by a promissory note of the Borrower, substantially in the form of EXHIBIT F, payable to the order of the Lender for the account of its Lending Office, in the maximum principal amount of the Commitment Amount, and dated the Effective Date (as indorsed or modified from time to time, the "NOTE").

                  2.3. PROCEDURE FOR BORROWINGS.

                  (a) TIME FOR NOTICE; ETC. During the Commitment Period, the Borrower may borrow one or more Loans, on any Business Day, provided, however, that the Borrower shall notify the Lender by telephone by 11:00 A.M., three Eurodollar Business Days prior to the requested Borrowing Date in the case of Eurodollar Advances, or 11:00 A.M., on such requested Borrowing Date, in the case of Other Advances specifying (i) the aggregate principal amount requested to be borrowed, (ii) the requested Borrowing Date, and (iii) if such borrowing is to consist of a Eurodollar Advance, the portion thereof to constitute such Eurodollar Advance. Each such notice shall be irrevocable and confirmed immediately by delivery to the Lender by telecopier of a Borrowing Request. Simultaneously with the delivery to the Lender of said Borrowing Request (or on the Borrowing Date, if such Borrowing Request is dated earlier than the Borrowing Date), the Borrower shall also deliver to the Lender by telecopier a Borrowing Base Certificate dated as of the Borrowing Date.

                  (b) AMOUNT. Each borrowing shall be in an aggregate principal amount equal to no less than $100,000 or, if less, the unused Commitment amount. Each Eurodollar Advance shall be in an aggregate principal amount equal to $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

                  (c) FUNDING. Each Loan will, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Lender, be disbursed by the Lender on such date either by wire transfer or deposit into the Funding Account, at which time the Loan shall be deemed made to the Borrower for purposes of this Agreement.

                  2.4. TERMINATION OR REDUCTION OF COMMITMENT.

                  Prior to the Commitment Expiration Date, the Borrower shall have the right, upon at least fifteen Business Days' prior written notice (which shall be irrevocable) to the Lender, at any time to terminate the Commitment, or from time to time to permanently reduce the Commitment, provided, however, that any such reduction shall be in the amount of $10,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

                  2.5. PAYMENTS AND PREPAYMENTS OF THE LOANS.

                  (a) VOLUNTARY PREPAYMENTS. The Borrower may, at its option, prepay the Loans, in whole or in part, without premium or penalty, at any time and from time to time on any Business Day, in an aggregate principal amount of $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof, or, if less, the outstanding principal balance of the Loans.

                  (b) MANDATORY BORROWING BASE PREPAYMENTS. In the event that, on any Business Day, (i) the outstanding principal amount of the Obligations shall exceed the Borrowing Base, the Borrower shall, within three business Days thereafter, prepay the Loans by an amount equal to such excess.

                  (c) MANDATORY COMMITMENT TERMINATION AND REDUCTION PREPAYMENTS. Simultaneously with the termination of the Commitment under Section 2.4, the Borrower shall prepay the Loans in full. Simultaneously with each reduction of the Commitment under Section 2.4, the Borrower shall prepay the Loan by the amount, if any, by which the aggregate unpaid principal balance of the Loans, exceeds the Commitment, as so reduced.

                  (d) MANDATORY PAYMENT ON THE COMMITMENT EXPIRATION DATE. All Loans outstanding on the Commitment Expiration Date, and all accrued and unpaid interest, fees and other amounts in respect thereof, shall be due and payable on the Commitment Expiration Date.

                  2.6. CONVERSIONS.

                  (a) PROCEDURE. The Borrower may elect from time to time to convert Eurodollar Advances to Other Advances by giving the Lender at least one Business Day's prior irrevocable written notice of such election, specifying the amount to be so converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Eurodollar Period applicable thereto. In addition, the Borrower may elect from time to time to convert Other Advances to Eurodollar Advances or to convert Eurodollar Advances to new Eurodollar Advances by giving the Lender at least three Eurodollar Business Days' prior irrevocable written notice of such election, specifying the amount to be so converted and the initial Eurodollar Period relating thereto, provided that any such conversion of Other Advances to Eurodollar Advances shall only be made on a Eurodollar Business Day and any such conversion of Eurodollar Advances to new Eurodollar Advances shall only be made on the last day of the Eurodollar Period applicable to the Eurodollar Advances which are to be converted to such new Eurodollar Advances. Other Advances and Eurodollar Advances may be converted pursuant to this Section in whole or in part, provided that conversions of Other Advances to Eurodollar Advances, or Eurodollar Advances to new Eurodollar Advances, shall be in an aggregate principal amount of $1,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

                  (b) FAILURE TO MAKE ELECTION; ETC. Notwithstanding anything in this Section to the contrary, no Other Advance may be converted to a Eurodollar Advance, and no Eurodollar Advance may be converted to a new Eurodollar Advance, if any of the Borrower or the Lender has knowledge that a Default or Event of Default has occurred and is continuing either (i) at the time the Borrower shall notify the Lender of its election to convert or (ii) on the requested Conversion Date. In such event, such Other Advance shall be automatically continued as an Other Advance or such Eurodollar Advance shall be automatically converted to an Other Advance on the last day of the Eurodollar Period applicable to such Eurodollar Advance. If an Event of Default shall have occurred and be continuing, the Lender may notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Lender shall designate, of the outstanding Eurodollar Advances shall be automatically converted to Other Advances in which event such Eurodollar Advances shall be automatically converted to Other Advances on the date such notice is given.

                  (c) ROLLOVERS, ETC. Each conversion shall be effected by the Lender by applying the proceeds of its new Other Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 5 or 6).

                  2.7. COVERED RATE OFFERS.

                  The Lender may, in its sole discretion, at any time and from time to time offer to the Borrower the right to have the Average Covered Amount of the Lender's Average Other Advances bear interest at a rate per annum equal to the Covered Rate during each period which shall occur during the period (each a "COVERED RATE PERIOD") commencing upon the date the Borrower shall notify the Lender, in writing, of its acceptance of such offer and ending upon the earlier of (a) thirty days after the date the Lender shall notify the Borrower, in writing that the Lender, in its sole discretion, has withdrawn such offer, or
(b) the date upon which any law, regulation, treaty or directive, or any change therein or in the interpretation thereof, shall, in the opinion of the Lender, make it unlawful for the Lender to maintain or offer to maintain the Average Covered Amount of the Lender's Average Other Advances at the
Covered Rate.

                  2.8. INTEREST RATE AND PAYMENT DATES.

                  (a)      INTEREST RATES.

                      (i) During any Covered Rate Period, the Average Covered
                  Amount of the Lender's Other Advances shall bear interest at a rate per annum equal to the Covered Rate,

                      (ii) During each Covered Rate Period, the Average
                  Uncovered Amount of the Lender's Other Advances shall bear interest at a rate per annum equal to the Alternate Base Rate,

                      (iii) During each Other Computation Period, the Average
                  Other Advances of the Lender shall bear interest at a rate per annum equal to the Alternate Base Rate, and

                      (iv) The outstanding principal balance of each Eurodollar
                  Advance shall bear interest at the applicable Eurodollar Rate.

                  (b) LATE PAYMENTS. Notwithstanding anything to the contrary contained in Section 2.8(a), if all or any portion of the principal amount of or interest payable on the Loans, or any other amount payable by the Borrower to the Lender under the Credit Documents, shall not be paid on the date due (whether on the scheduled due date therefor, by acceleration or otherwise), such overdue principal, interest or other amount shall bear interest, payable on demand, from such due date until paid at a rate per annum equal to the Alternate Base Rate plus 2%.

                  (c) HIGHEST LAWFUL RATE. Notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate payable on the Loans, together with all fees and other amounts payable hereunder to the extent the same constitute or are deemed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid hereunder, to the extent the same shall (but for the provisions of this Section 2.8(c)) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an "UNQUALIFIED AMOUNT"), then (i) notwithstanding anything to the contrary contained in Section 2.5, such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable hereunder in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to the Lender in respect of such period an amount (each a "COMPENSATORY INTEREST PAYMENT") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof.

                  (d) INTEREST PAYMENTS AND COVERED RATE STATEMENTS. The Borrower will pay interest on the Loans as follows:

                      (i) On each Interest Payment Date hereafter, the Borrower
                  shall pay to the Lender interest on the Loans, exclusive of the Covered Amount, which accrued through the end of the immediately preceding calendar month or applicable Eurodollar Period, as the case may be at the rate or rates equal to those set forth in Sections 2.8(a)(iii) or 2.8(a)(iv), as the case may be.

                      (ii) The Borrower shall pay interest to the Lender on the
                  Covered Amount as follows:

                                    (x) on each Interest Payment Date hereafter,
                  the Borrower shall pay to the Lender interest on the Covered Amount at the rate equal to that set forth in Section 2.8(a)(i) (the "COVERED INTEREST AMOUNT"), and

                                    (y) promptly and in any event within 14 days
                  after the end of each calendar month hereafter which was within or part of a Covered Rate Period, the Lender shall deliver to the Borrower an accrued interest statement setting forth the amount of interest which accrued on the Lender's Other Advances through the end of such immediately preceding calendar month in accordance with Sections 2.8(a) and (b) (the "ACTUAL INTEREST AMOUNT"). In the event that the Actual Interest Amount shall exceed the Covered Interest Amount, then the Borrower shall, no later than one Business Day after its receipt of such statement, pay to the Lender an amount equal to such excess. In the event that the Borrower shall dispute the amount set forth on any such statement submitted pursuant to this Section 2.8(d)(ii)(y), the Borrower shall nevertheless pay the amount set forth on such statement and, thereafter, settle such dispute with the Lender.

                      (iii) Notwithstanding anything to the contrary contained
                  in any Credit Document in the event that the Lender shall have failed to render any statement under this Section 2.8(d) when due, the Borrower shall not be relieved of its obligation to pay interest to the Lender at the rate or rates provided for herein.

                  (e) IN GENERAL. Interest on all Loans shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Interest on the Loans shall accrue from and including the date of the making thereof to but excluding the date of any repayment if payment is received by the Lender prior to 2:00 P.M. Except as otherwise specifically provided herein, interest shall be payable in arrears on each Interest Payment Date and upon each payment or prepayment of the Loans in full. Interest on overdue amounts shall be payable upon demand. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Lender shall, as soon as practicable following request therefor, notify the Borrower of the effective date and the amount of each change in the BNY Rate, but any failure to give such notice shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. The Borrower and the Lender acknowledge that to the extent interest payable on the Average Other Advances is based on the BNY Rate, the BNY Rate is only one of the bases for computing interest on loans made by the Lender, and by basing interest payable on the Average Other Advances on the BNY Rate, the Lender has not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lender may now or in the future make extensions of credit to other Persons. Each determination by the Lender of the BNY Rate shall be conclusive and binding absent manifest error. The Lender is hereby authorized to charge the Funding Account for each payment of principal, interest and fees as the same become due under this Agreement.

                  2.9. APPLICATION OF PAYMENTS.

                  All payments by the Borrower to the Lender in respect of the interest on the Loans shall be applied first to interest in respect of Eurodollar Advances and next to interest in respect of Other Advances in accordance with the provisions of Section 2.8(d). Each payment by the Borrower shall be made without set-off or counterclaim and shall be made prior to 2:00 P.M., on the applicable due date therefor at the Lender's Office in lawful money of the United States of America and in immediately available funds. The failure of the Borrower to make any such payment by 2:00 P.M. on such due date shall not constitute a Default or Event of Default provided that such payment is made on such due date, but any such payment received by the Lender on any Business Day after 2:00 P.M., shall be deemed to have been received on the immediately succeeding Business Day for the purpose of calculating any interest payable in respect of the Obligations. If any payment hereunder or under the Note or a Credit Document becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (unless, in the case of Eurodollar Advances, the result of such extension would be to extend such payment into another calendar month, in which event such maturity shall be shortened to the immediately preceding Business Day). In the event of any such extension or shortening, interest shall be adjusted accordingly.

                  2.10. SUBSTITUTED INTEREST RATE.

                  In the event that (a) the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate or (b) the Lender has determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Base Rate will not adequately and fairly reflect the cost to the Lender of maintaining or funding loans bearing interest based on the Eurodollar Rate, in either case, with respect to proposed Loans that the Borrower has requested be made as a Eurodollar Advance or a Eurodollar Advance that will result from the requested conversion of any outstandings into a Eurodollar Advance (hereinafter referred to as an "AFFECTED ADVANCE"), the Lender shall promptly notify the Borrower (by telephone or otherwise) of such determination, to be confirmed in writing, to the Borrower on or prior to, the requested Borrowing Date for such Affected Advance or the requested Conversion Date of such Advance. If the Lender shall give such notice,
(i) any requested Affected Advance shall be made as an Other

Advance, (ii) any outstanding Loan balance that was to have been converted to an Affected Advance shall be converted to or continued as an Other Advance, and
(iii) any outstanding Affected Advance shall be converted, on the last day of the then current Eurodollar Period with respect thereto, to an Other Advance. Until any such notice under clause (a) of this Section 2.10 has been withdrawn by the Lender (by notice to the Borrower promptly upon the Lender having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Base Rate) no further Eurodollar Advances shall be made by the Lender nor shall the Borrower have the right to convert any outstandings to Eurodollar Advances. Until any such notice under clause (b) of this Section 2.10 has been withdrawn by the Lender (by notice to the Borrower promptly upon the Lender having determined that circumstances no longer render any Loan or outstanding an Affected Advance), no further Eurodollar Advances, shall be required to be made by the Lender nor shall the Borrower have the right to convert any outstanding of the Lender to a Eurodollar Advance of the Lender.

                  2.11. TAXES; NET PAYMENTS.

                  All payments made by the Borrower under the Credit Documents to the Lender shall be made free and clear of, and without reduction for or on account of, any taxes required by law to be withheld from any amounts payable under the Credit Documents. A statement setting forth the calculations of any amounts payable pursuant to this Section 2.11 submitted by the Lender to the Borrower shall be conclusive absent manifest error.

                  2.12. ILLEGALITY.

                  Notwithstanding any other provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for the Lender to make or maintain its Eurodollar Advances as contemplated by this Agreement, (a) the commitment of the Lender hereunder to make or continue Eurodollar Advances or to convert Other Advances to Eurodollar Advances shall forthwith be suspended and
(b) the Lender's Loans then outstanding as Eurodollar Advances affected thereby, if any, shall be converted automatically to Other Advances on the last day of the then current Eurodollar Period applicable thereto or within such earlier period as required by law. If the commitment of the Lender with respect to Eurodollar Advances is suspended pursuant to this Section and the Lender shall determine that it is once again legal for the Lender to make or maintain Eurodollar Advances, the Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

                  2.13. INCREASED COSTS.

                  In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any presently existing law, regulation, treaty or directive or in the interpretation or application thereof by any governmental body charged with the administration thereof or compliance by the Lender, or any Person directly or indirectly owning or controlling the Lender (each a "CONTROL PERSON") with any request or directive from any central bank or other governmental body, agency or instrumentality hereafter made:

                      (a) does or shall subject the Lender or such Control Person to any tax of any kind whatsoever with respect to any Eurodollar Advance or the Lender's obligations under this Agreement to make Eurodollar Advances or changes the basis of taxation of payments to the Lender of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances (except for imposition of, or change in the rate of, tax on the overall net income of the Lender or such Control Person); or

                      (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement not in effect on the Effective Date against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of the applicable rate or rates of interest hereunder;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing, converting or maintaining the Lender's Eurodollar Advances or its commitment to make Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, then, in any such case, the Borrower shall promptly pay the Lender, upon its demand, any additional amounts necessary to compensate the Lender or such Control Person for such additional cost or reduction in such amount receivable as reasonably determined in good faith by the Lender. No failure by the Lender to demand compensation for any increased cost shall constitute a waiver of the Lender's right to demand such compensation at any time. A statement setting forth in reasonable detail the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower shall be conclusive absent manifest error.

                  2.14. INDEMNIFICATION FOR LOSS.

                  (a) Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow on a Borrowing Date or to convert on a proposed Conversion Date, as the case may be, after it shall have given notice to do so, or if a Eurodollar Advance shall be terminated for any reason prior to the last day of the Eurodollar Period applicable thereto, or if, while a Eurodollar Advance is outstanding, any repayment or prepayment of such Eurodollar Advance is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Eurodollar Period applicable thereto, the Borrower agree to indemnify the Lender against, and to pay on demand directly to the Lender, any loss or expense suffered by the Lender as a result of such failure to borrow, termination, prepayment or repayment, including without limitation, an amount, if greater than zero, equal to:

                                  A x (B-C) x D
                                             ---
                                             360

                  where:

                  "A" equals the Lender's Affected Principal Amount;

                  "B" equals the Eurodollar Rate (expressed as a decimal) applicable to such Affected Principal Amount;

                  "C" equals the applicable Eurodollar Rate in effect on or about the first day of the applicable Remaining Eurodollar Period, based on the applicable rates offered on or about such date, for deposits in an amount equal approximately to the Lender's Affected Principal Amount with a Eurodollar Period equal approximately to the applicable Remaining Eurodollar Period, as determined by the Lender; and

                  "D" equals the number of days from and including the first day of the applicable Remaining Eurodollar Period to but excluding the last day of such Remaining Eurodollar Period.

                  (b) The Borrower shall also pay to the Lender all administrative expenses and other costs suffered by the Lender as a result of any of the events set forth in Section 2.14(a).

                  2.15. OPTION TO FUND.

                  The Lender has indicated that, if the Borrower elects to borrow or convert to a Eurodollar Advance, the Lender may wish to purchase one or more deposits in order to fund or maintain its funding of such Eurodollar Advance during the Eurodollar Period in question; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 2.13, 2.14 and 2.16. The Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance made by it in any manner it sees fit, but all determinations under Sections 2.13, 2.14 and 2.16 shall be made as if the Lender had actually funded and maintained such Eurodollar Advance during the applicable Eurodollar Period through the purchase of deposits in an amount equal to such Eurodollar Advance and having a maturity corresponding to such Eurodollar Period. The obligations of the Borrower under Sections 2.13, 2.14 and 2.16 shall survive the termination of the Commitment and the payment of the Note and all other amounts payable hereunder.

                  2.16. CAPITAL ADEQUACY.

                  If the amount of capital required or expected to be maintained by the Lender, or any Control Person with respect to the Lender, shall be affected by

                  (a) the introduction or phasing in of any law, rule or regulation after the date hereof,

                  (b) any change after the date hereof in the interpretation of any existing law, rule or regulation by any central bank or United States or foreign governmental body charged with the administration thereof, or

                  (c) compliance by the Lender or such Control Person with any directive, guideline or request from any central bank or United States or foreign governmental body (whether or not having the force of law) promulgated or made after the date hereof, and the Lender shall have determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (i) the rate of return on the Lender's or such Control Person's capital, or (ii) the asset value to the Lender or such Control Person of the Loans made or maintained by the Lender, in either case to a level below that which the Lender or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account the Lender's or such Control Person's policies regarding capital), then, within ten days after demand by the Lender, the Borrower shall pay to the Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate the Lender or such Control Person, as the case may be, for such reduction. A certificate as to such amount submitted to the Borrower by the Lender setting forth the determination of such amount shall be conclusive absent manifest error.

                  2.17. TRANSACTION RECORD.

                  The Lender has established a transaction record (the "TRANSACTION RECORD") with respect to this Agreement. The Transaction Record sets forth the Lender's Loans, their character from time to time as Eurodollar Advances, each payment by the Borrower of principal and interest on the Lender's Advances and certain additional information. The Transaction Record shall be presumptively correct absent manifest error as to the amount of the Lender's Advances and as to the amount of principal and interest paid by the Borrower in respect of such Advances and as to the other information relating to the Advances and amounts paid and payable by the Borrower hereunder and under the Note set forth in such Transaction Record.

Section 3. NON-USAGE FEE.

                  The Borrower agrees to pay to the Lender a fee (the "NON-USAGE FEE"), during the Commitment Period, equal to 0.15% per annum on the excess of
(a) the Commitment over (b) the average daily sum of the outstanding principal balance of the Loans. The Non-Usage Fee shall be payable monthly in arrears for each calendar month, or part thereof, occurring during the Commitment Period. The Non-Usage Fee shall be paid on the fifth Business Day of each month following the calendar month, or part thereof, in which such Non-Usage Fee accrued, commencing on the first such day following the Effective Date, and ending on the fifth Business Day of the month following the Commitment Expiration Date. The Non-Usage Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

Section 4. CONDITIONS PRECEDENT.

                  The obligation of the Lender to make a Loan is subject, at the time of the Credit Event with respect thereto (except as hereinafter indicated), to the satisfaction of the following conditions:

                  4.1. NOTE; CREDIT DOCUMENTS.

                  (a) On the Effective Date, the Borrower shall have delivered to the Lender the duly executed Note, bearing the appropriate insertions therein as to date and amount, and the other Credit Documents.

                  (b) After the Pledge Request Date, the Borrower shall have delivered to the Lender prior to the next succeeding Credit Event a duly executed Successor Security Agreement.

                  4.2. NO DEFAULT; REPRESENTATIONS AND WARRANTIES.

                  At the time of each Credit Event and immediately after giving effect thereto (i) no Default or Event of Default shall or would have occurred and be continuing, and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made both at the time of such Credit Event and immediately after giving effect thereto.

                  4.3. BORROWING REQUEST.

                  Prior to each Credit Event, the Lender shall have received a Borrowing Request with respect thereto, together with a Borrowing Base Certificate, meeting the requirements of Section 2.3.

                  4.4. OPINIONS OF COUNSEL.

                  On the Effective Date, the Lender shall have received from the Borrower's counsel (who shall be reasonably satisfactory to the Lender) an opinion addressed to the Lender and dated as of the Effective Date covering the matters set forth in EXHIBIT G.

                  4.5. SUBSEQUENT LEGAL OPINIONS.

                  If the Lender reasonably believes that any legal matter could reasonably be expected to have had, or could reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby or on the Lender or any of its respective rights or remedies under the Credit Documents, then, prior to each Credit Event and if reasonably requested by the Lender, the Lender shall have received from the Borrower's counsel (who shall be reasonably satisfactory to the Lender an opinion in form and substance reasonably satisfactory to the Lender, addressed to the Lender and dated the date of such Credit Event, covering such matters of law.

                  4.6. CORPORATE DOCUMENTS; PROCEEDINGS.

                  (a) On the Effective Date, the Lender shall have received a certificate, dated as of the Effective Date, signed by an Executive Officer of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, substantially in the form of EXHIBIT H, with appropriate insertions, together with copies of (i) the Articles of Incorporation and By-Laws of the Borrower and (ii) the resolutions of the Board of Directors of the Borrower referred to in such certificate.

                  (b) Prior to or simultaneously with each Credit Event, all corporate and legal proceedings and all instruments and agreements required by the terms of the Credit Documents or reasonably necessary in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all documents and papers, including records of corporate proceedings which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate bodies.

                  4.7. MANDATORY PREPAYMENT.

                  After giving effect to the proposed Loan, no prepayment would be required pursuant to Section 2.5(b).

                  4.8. FINANCING STATEMENTS; OTHER DOCUMENTS.

                  (a) On the Effective Date, the Lender shall have received:

                                            (i) Financing Statements in form for
                                    filing in each jurisdiction as may be
                                    necessary or, in the opinion of the Lender, desirable to perfect the security interests created by the Current Security Agreement, duly executed by the Borrower;

                                         (ii) evidence of the completion of all
                                    other recordings and filings as may be
                                    necessary or, in the opinion of the Lender, desirable to perfect the security interests created by the Current Security Agreement; and

                                        (iii) evidence that all other actions
                                    necessary or, in the opinion of the Lender, desirable to perfect and protect the security interests created by the Current Security Agreement have been taken.

                  (b) After a Pledge Request Date, the Lender shall have received prior to the next succeeding Credit Event:

                                            (i) Financing Statements in form for
                                    filing in each jurisdiction as may be
                                    necessary in the opinion of the Lender to perfect the security interests created by the Successor Security Agreement, duly executed by the Borrower;

                                           (ii) the documents and opinions
                                    required under Section 8.2(a);

                                        (iii) evidence of the completion of all
                                    other recordings and filings as may be
                                    necessary or, in the opinion of the Lender, desirable to perfect the security interests created by the Successor Security Agreement; and

                                         (iv) evidence that all other actions
                                    necessary or, in the opinion of the Lender, desirable to perfect and protect the security interests created by the Successor Security Agreement have been taken.

                  4.9. NO ADVERSE CHANGE.

                  As of the date of each Credit Event, no Material Adverse Change shall have occurred since the date of the Registration Statement or the ERISA Test Date.

                  4.10. FEES AND EXPENSES.

                  Prior to or simultaneously with each Credit Event, the Borrower shall have paid to the Lender all fees and expenses then due and payable.

                  4.11. NO LITIGATION.

                  On and as of the date of each Credit Event, there shall be no judgment, order, injunction or other restraint which shall prohibit or impose, and no litigation pending or threatened against or affecting the Borrower or its Subsidiaries which would prohibit or result in the imposition of adverse conditions upon the secured financing contemplated hereby, or otherwise have a Material Adverse Effect.

Section 5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         In order to induce the Lender to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements:

                  5.1. CORPORATE STATUS.

                  The Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification.

                  5.2. CORPORATE POWER AND AUTHORITY.

                  The Borrower has the corporate power to execute, deliver and perform the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Credit Document. The Borrower has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes its legal, valid and binding obligations enforceable in accordance with its terms, provided that, (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  5.3. NO VIOLATION.

                  Neither the execution, delivery or performance by the Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any governmental body, (ii) will conflict or be inconsistent with or result in any breach of any of the material covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than a Lien permitted pursuant to Section 7.3) upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or
(iii) will violate any provision of the Articles of Incorporation or By-Laws of the Borrower.

                  5.4. GOVERNMENTAL APPROVALS.

                  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental body is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document by the Borrower, or
(ii) the legality, validity, binding effect or enforceability of any Credit Document.

                  5.5. FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES, ETC.

                  (a) The Borrower has heretofore delivered to the Lender copies of its audited consolidated and consolidating Balance Sheet of the Borrower and its Subsidiaries for its fiscal year ending November 30, 1996 and the related consolidated Statements of Operations, Retained Earnings and Cash Flows for the period then ended, and its financial statements for its fiscal quarter ending May 31, 1997, and all such financial statements fairly present the consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP.

                  (b) The Borrower has heretofore delivered to the Lender the consolidated Balance Sheet of the Guarantor and its Subsidiaries as of November 30, 1996 and the six-month period ending May 31 1997 and the related combined Statements of Operations, Retained Earnings and Cash Flows for the periods then ended, all in the form as set forth in the Registration Statement (the "LNR FINANCIAL STATEMENTS"). The LNR Financial Statements have been prepared to reflect the Guarantor and its Subsidiaries as a separate combined group for such period, and have been extracted from the financial statements of Lennar using Lennar's historical results of operations and historical cost basis of its assets and liabilities which are used in the businesses being operated by the Guarantor and its Subsidiaries. The LNR Financial Statements fairly present the financial condition and results of the operations of the Guarantor and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Since the date of delivery of the LNR Financial Statements, no event has occurred which has had or could reasonably be expected to have, a Material Adverse Effect.

                  (c) Except as fully reflected in the financial statements referred to in Section 5.5(a) or in SCHEDULE 5.5, as of the Effective Date there are no liabilities or obligations with respect to the Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, are material to the Borrower. Except as set forth in Schedule 5.5, as of the Effective Date the Borrower knows of no basis for the assertion against the Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements referred to in Section 5.5(a) which, either individually or in the aggregate, could have a Material Adverse Effect.

                  5.6. LITIGATION.

                  Except as set forth on SCHEDULE 5.6, on and as of the date of this Agreement,

                  (a) there are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to have a Material Adverse Effect, and

                  (b) to the best knowledge of the Borrower, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Guarantor or any of its Subsidiaries) pending or threatened against the Guarantor or any of its Subsidiaries (i) with respect to the Guaranty, or (ii) that are reasonably likely to have a Material Adverse Effect.

                  5.7. TRUE AND COMPLETE DISCLOSURE.

                  All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower to the Lender (including without limitation all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

                  5.8. USE OF PROCEEDS; MARGIN REGULATIONS.

                  No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. The use of the proceeds thereof will not violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  5.9. TAX RETURNS AND PAYMENTS.

                  The Borrower and each of its Subsidiaries has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The Borrower and each of its Subsidiaries hereof has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower and such Subsidiaries, as the case may be) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                  5.10. ERISA.

                  Each Employee Benefit Plan of the Borrower and any ERISA Affiliate is in compliance with ERISA and the Code, where applicable, in all material respects. As of November 30, 1995, (the "ERISA TEST DATE"), (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multiemployer Plan, does not exceed $1, and (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $500,000. There is no Multiemployer Plan. The Borrower and/or any ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement. No material liability to the PBGC has been, or is expected by the Borrower or any ERISA Affiliate to be, incurred by the Borrower or any ERISA Affiliate. Liability, as referred to in this Section 5.10, includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

                  5.11. SUBSIDIARIES.

                  Set forth on Schedule 5.11 is an accurate and complete list of all Subsidiaries of the Borrower on the Effective Date, together with a description of the business of each such Subsidiary.

                  5.12. COMPLIANCE WITH STATUTES, ETC.

                  The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of its business and the ownership of its property, except such noncompliance as would not, in the aggregate, have a Material Adverse Effect.

                  5.13. INVESTMENT COMPANY ACT.

                  Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  5.14. PUBLIC UTILITY HOLDING COMPANY ACT.

                  Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  5.15. LABOR RELATIONS.

                  Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could have a Material Adverse Effect. There is
(i) no significant unfair labor claim or action pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against it or any such Subsidiary, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries, to the best knowledge of the Borrower, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries, or, to the best knowledge of the Borrower, threatened against it or any such Subsidiary,
(iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best of its knowledge, no union organizing is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a Material Adverse Effect.

                  5.16. NO BURDENSOME AGREEMENTS.

                  Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or restriction which by its terms would have a Material Adverse Effect or a material adverse effect on the ability of the Borrower to carry out its obligations under the Credit Documents.

                  5.17. PROPERTY.

                  (a) The Borrower and its Subsidiaries have good and marketable title to all of their Property, title to which is material to the Borrower or such Subsidiary, subject to no Liens, except for Liens permitted under Section 7.3.

                  (b) All of the tangible property of the Borrower which is necessary for the operation of its business is in substantially good repair and operating condition and is and will be in compliance in all material respects with all material requirements of law.

                  5.18. Security Interests

                  The Credit Documents are effective to create in favor of the Lender a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, and, (a) after financing statements in appropriate form are filed in the appropriate offices with respect to Collateral and (b) after taking possession of any Mortgage Notes and Securities included in the Collateral, by the Lender and assuming the continued possession thereof by the Lender, the security interest granted under the Security Agreements shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

                  5.19. PRINCIPAL PLACES OF BUSINESS.

                  The principal place of business of the Borrower is 760 N.W. 107th Avenue, First Floor, Miami, Florida 33172.

                  5.20. ENVIRONMENTAL MATTERS.

                  (a) The Borrower and each of its Subsidiaries is in compliance in all material respects with the requirements of all applicable Environmental Laws.

                  (b) To the best of the Borrower's knowledge and belief, no Hazardous Substances are present upon the Borrower's Real Property in violation of any Environmental Law and the Borrower has not received any notice to the effect that any of its Real Property, or any of the its operations, is not in compliance with any Environmental Law or that any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment is pending which, in either case, could be reasonably expected to have a Material Adverse Effect.

                  (c) No Real Property of the Borrower is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards unless the same is covered by flood insurance.

                  5.21. GUARANTOR.

                  (a) FORMATION; CONTRIBUTIONS. The Guarantor was formed by Lennar in June of 1997. Lennar will distribute to the Guarantor the Lennar Subsidiaries which have been engaged in its real estate investment and management business, as well as some assets of other Subsidiaries which were used in that business and certain other assets, all as more particularly set forth in the Registration Statement prior to December 1, 1997. As of the Effective Date, the consolidated net worth of the Guarantor and its Subsidiaries will be not less than $500,000,000.

                  (b) DISTRIBUTION. The shares of the Guarantor will be distributed to the shareholders of Lennar prior to December 1, 1997. Such distribution will be made in a manner consistent with the description thereof set forth in the Registration Statement.

Section 6. AFFIRMATIVE COVENANTS OF THE BORROWER.

                  The Borrower covenants and agrees that on and after the Effective Date and until the Commitment shall have been terminated and the Loans and the Note, together with interest, fees and all other obligations incurred hereunder and under all Credit Documents, are paid in full:

                  6.1. INFORMATION.

                  The Borrower will furnish to the Lender:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, (i) a copy of its unaudited consolidated Balance Sheet as at the end of such fiscal year, together with the related consolidated Statements of Operations, Retained Earnings and Cash Flows, in each case as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year all in reasonable detail, prepared in accordance with GAAP and certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Borrower and
(ii) if requested by the Lender, the unaudited consolidating Balance Sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, together with the related consolidating Statement of Operations as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year and all in reasonable detail.

                  (b) PERIODIC FINANCIAL STATEMENTS.

                      (i) As soon as available, and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a copy of (x) the Borrower's unaudited consolidated Balance Sheet as of the end of such quarter, and (y) the related unaudited consolidated Statements of Operations, Retained Earnings and Cash Flows for such quarter and for the period from the beginning of the then current fiscal year of the Borrower to the end of such quarter and for the comparable periods in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP and certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Borrower.

                      (ii) As soon as available, and in any event within 30 days after the end of each calendar month, a copy of (x) the Borrower's consolidated Balance Sheets as of the end of such month and (y) the related consolidated Statements of Operations and Retained Earnings for such month and for the period from the beginning of the then current fiscal year of the Borrower to the end of such month and for the comparable periods in the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP (except as otherwise disclosed thereon and in any event without footnotes and subject to year-end adjustments) throughout the periods involved.

                      (iii) Within five Business Days after the end of each calender month occurring after the Effective Date, a Borrowing Base Certificate in the form of EXHIBIT A showing the status and Collateral Value of each Eligible Asset, and the availability to the Borrower of further Loans, all calculated as of 5:00 P.M. on said last day of the month, provided that if said last day of the month is not a Business Day, then such calculation shall be as of the Business Day immediately preceding said day.

                  (c) MANAGEMENT LETTERS. Promptly after receipt by the Borrower thereof, a copy of any "management letter" received by it from its certified public accountants detailing any "material weaknesses in internal control" noted by such accountants (as defined by FASB).

                  (d) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 7.1(a) and (b), a certificate of the chief financial officer of the Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any actions taken or proposed to be taken with respect to any such Default or Event of Default, which certificate for the Borrower shall also set forth the calculations required to establish whether Borrower was in compliance with the provisions of Sections 7.1, 7.2 and 7.10, inclusive, at the end of such quarterly accounting period or such fiscal year, as the case may be.

                  (e) NOTICES. Promptly, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, detailing the nature of such Default or Event of Default and any actions taken or proposed to be taken with respect to such Default or Event of Default, (ii) the commencement of any action, suit or proceeding before any court, arbitrator or governmental body which (A) could result in liability or loss of $1,000,000 or more in the aggregate, in excess of any applicable insurance coverage, to the Borrower or any of its Subsidiaries or (B) would otherwise have a Material Adverse Effect,
(iii) with respect to the Borrower, any change in any Executive Officer, (iv) any threatened loss of any authorization, qualification, license or permit issued by any governmental body to the Borrower the loss of which could have a Material Adverse Effect, (v) any written correspondence or notification from any governmental body, which revokes or threatens to revoke, limits or threatens to limit, or imposes or threatens to impose any material restrictions on, any approvals or authorizations granted by such governmental body to either of the Borrower or any of its Subsidiaries, together with a copy thereof, or (vi) any violation of any requirements or guidelines established by any governmental body, which might have a material adverse effect on the status of the Borrower or any of its Subsidiaries thereof as a lender, seller or servicer approved by such governmental body.

                  (f) PREPAYMENTS; MODIFICATION. Prior written notice of any (i) voluntary or optional payment or prepayment on or redemption or acquisition for value of any Funded Indebtedness providing for repayment in installments or (ii) amendment or modification of any provision affecting the term, principal amount, applicable interest rate, financial covenants or collateral securing any obligations of the Borrower under any Funded Indebtedness or any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) otherwise relating to any of the foregoing.

                  (g) LENDER REQUESTED INFORMATION. Promptly, such additional financial and other information, including without limitation, financial statements of the Borrower or any of its Subsidiaries, and information regarding the Collateral as the Lender may from time to time reasonably request.

                  (h) ENVIRONMENTAL PROCEEDINGS. Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law.

(i) EMPLOYEE BENEFIT PLAN INFORMATION. Prompt written notice in the event that the Borrower or any ERISA Affiliate knows, or has reason to know, that (i) any ERISA Termination Event with respect to a Pension Plan has occurred or will occur, (ii) any condition exists with respect to a Pension Plan which presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to or in respect of the Pension Plan or other liability of the Borrower or any ERISA Affiliate, (iii) the Borrower or any ERISA Affiliate has applied for a waiver of the minimum funding standard under
Section 412 of the Code with respect to a Pension Plan, (iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans has increased to an amount in excess of $1, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans has increased to an amount in excess of $500,000, (vi) the Borrower or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan,
(vii) a tax under Section 4980B(a) of the Code shall have been imposed upon the Borrower or any ERISA Affiliate, (viii) the Secretary of Labor shall have assessed a civil penalty under Section 502(c) of ERISA against the Borrower or any ERISA Affiliate, or (ix) there is an action brought against the Borrower or any ERISA Affiliate under ERISA Section 502 with respect to its failure to comply with ERISA Section 515, together with a certificate of the president or chief financial officer of the Borrower setting forth the details of such event and the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

                  (j) EMPLOYEE BENEFIT PLAN LIABILITY. Prompt written notice in the event that the Borrower or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Borrower or any ERISA Affiliate of any final decision finding liability and the date by which such liability must be paid, together with a copy of such letter and a certificate of the president or chief financial officer of the Borrower setting forth the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto.

                  (k) PENSION PLAN AMENDMENTS. Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Borrower or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of the president or chief financial officer of the Borrower setting forth the reasons for the adoption of such amendment and the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto.

                  (l) PENSION PAYMENT DEFAULT. As soon as possible and in any event by the 10th day after any required installment or other payment under
Section 412 of the Code owed to a Pension Plan shall have become due and owing and remains unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower or any ERISA Affiliate under
Section 412(n) of the Code, together with a certificate of the president or chief financial officer setting forth the action which the Borrower or any ERISA Affiliate proposes to take with respect thereto.

                  (m) PENSION PLAN TERMINATION. If the termination of any Pension Plan would result in the imposition of any tax under Section 4980 of the Code, then as soon as possible, but in no event less than 60 days before the due date of the tax, a certificate of the president or chief financial officer of the Borrower setting forth the estimated amount of the tax, any reversion, and the proposed use of the reversion. This subparagraph shall apply to a transaction notwithstanding a reduction or complete elimination of the tax because of the operation of either Sections 4980(d) or 420(a)(3)(A) of the Code.

                  (n) NOTICE OF INDEBTEDNESS. Prior written notice of any Indebtedness it intends to incur in an amount (either singly or in the aggregate) over $5,000,000.

                  (o) OTHER INFORMATION. Promptly, from time to time, copies of any notices or information given to or received from the holders of any Indebtedness of the Borrower relating to any actual or alleged default, demand for payment or acceleration of payment, and such other information or documents (financial or otherwise) as the Lender may reasonably request.

                  6.2. BOOKS, RECORDS AND INSPECTIONS.

                  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of record and accounts of the Borrower or its Subsidiaries and discuss the affairs, finances, accounts and prospects of the Borrower or its Subsidiaries with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.

                  6.3. MAINTENANCE OF PROPERTY, INSURANCE.

                  SCHEDULE 6.3 sets forth a true listing of the insurance policies in which the coverage amount is in excess of $1,000,000 maintained by the Borrower and its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary for the operation of its business in good working order and condition, (ii) except as otherwise provided in clause (iii) below, maintain with financially sound and reputable insurance companies insurance (including such insurance as the Lender shall reasonably require) in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, and
(iii) furnish to the Lender, upon written request, full information as to the insurance carried.

                  6.4. CORPORATE FRANCHISES.

                  The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect (i) their corporate existence in good standing in the state of its incorporation and in each other state in which it is required to be qualified to do business as a foreign corporation and (ii) all of their material rights, franchises, qualifications, licenses, permits, copyrights, trademarks and patents.

                  6.5. COMPLIANCE WITH STATUTES, ETC.

                  (a) The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of its business and the ownership of its property (including, without limitation, Environmental Laws), except such non-compliances as could not, in the aggregate, have a Material Adverse Effect or a material adverse effect on the Collateral or the Borrowing Base.

                  (b) In the event that the Lender shall have a reasonable basis for believing that any Hazardous Substance may be on, at, under or around any Real Property of the Borrower in violation of any applicable Environmental Law and that such violation might reasonably be expected to have a Material Adverse Effect, the Borrower will conduct and complete (at the Borrower's expense) all investigations, studies, samplings and testings relative to such Real Property and such Hazardous Substances as the Lender may reasonably request.

                  6.6. PERFORMANCE OF OBLIGATIONS.

                  The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument or other contract or agreement by which it is bound, except such non-performances as could not in the aggregate, have a Material Adverse Effect or a material adverse effect on the Collateral or the Borrowing Base.

                  6.7. PAYMENT OF TAXES.

                  The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge all taxes, assessments and governmental charges or liens imposed upon the Borrower or any of its Subsidiaries or upon the Borrower's or any such Subsidiary's income or profits, or upon any properties belonging to the Borrower, or any of its Subsidiaries thereof prior to the date on which the same become due, and all lawful claims, which, if unpaid, might become a Lien or charge upon any properties of the Borrower or of such Subsidiary, provided that neither of the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim for which it has obtained an adequate bond or adequate insurance and which is being contested in good faith and by appropriate proceedings so long as such contest shall operate to stay any Material Adverse Effect caused by such Lien or charge.

                  6.8. CORPORATE SEPARATENESS.

                  The Borrower will, and will cause each of its Subsidiaries to take such actions as are necessary to keep its operations and the operations of each of its Subsidiaries separate and apart, including, without limitation, insuring that all customary formalities regarding the corporate existence of the Borrower and each of its Subsidiaries, including holding regular meetings and maintenance of its current minute books, are followed.

                  6.9. EXISTING CREDIT AGREEMENT.

                  On the Effective Date, the Borrower shall pay in full all amounts outstanding under the Existing Credit Agreement in accordance with the terms thereof, whereupon the Existing Credit Agreement shall be deemed terminated and the parties thereto shall have no further obligations thereunder (except for the rights of the Lender thereunder to be reimbursed for costs and expenses relating to, and to be indemnified with respect to, matters attributable to events, acts or conditions occurring prior to the Effective Date, to the extent provided for in the Existing Credit Agreement). Notwithstanding the foregoing, from and after the Effective Date Lennar shall no have no further obligations under its Guaranty (as defined in the Existing Credit Agreement).

Section 7. BORROWER'S NEGATIVE COVENANTS.

         The Borrower covenants and agrees that on and after the Effective Date and until the Commitment shall have been terminated and the Loans and the Note, together with interest, fees and all other obligations incurred hereunder and under all Credit Documents, are paid in full:

                  7.1. ADJUSTED NET WORTH.

                  The Borrower will not permit its Adjusted Net Worth on any date to be less than the sum of (i) the greater of (A) $60,000,000 or (B) 90% of the Borrower's Adjusted Net Worth on the Effective Date, plus (ii) 50% of all net income (determined in accordance with GAAP) of the Borrower after the Effective Date, plus (iii) 90% of all capital contributions made to the Borrower after the Effective Date.

                  7.2. RATIO OF LIABILITIES TO ADJUSTED NET WORTH.

                  The Borrower will not on any date permit the ratio of (i) the Liabilities of the Borrower, on a consolidated basis, on such date to (ii) the Borrower's Adjusted Net Worth on such date, to be more than 5:1.

                  7.3. LIENS.

                  (a) LIENS ON THE COLLATERAL; LIENS ON THE ELIGIBLE ASSETS. The Borrower will not create, incur, assume or suffer to exist any Lien upon or with respect to any Collateral or the Eligible Assets other than Liens thereon arising under the Security Agreements.

                  (b) OTHER LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any other property or assets (real or personal, tangible or intangible) of the Borrower or its Subsidiaries, whether now owned or hereafter acquired, provided, however, that the provisions of this Section 7.3 shall not prohibit the creation, incurrence, assumption or existence of the following Liens on property other than the Collateral and the Eligible Assets:

                  (i) Liens on Mortgage Loans, mortgage-backed securities, Mortgage Loan servicing rights and receivables securing Indebtedness described in Section 7.6(b);

                  (ii) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, sales, leases, statutory obligations, surety, appeal and performance bonds, and other similar obligations incurred in the ordinary course of business and not incurred in connection with Funded Indebtedness or otherwise obtaining credit;

                  (iii) Liens on property of the Borrower arising under the Security Agreements;

                  (iv) Liens for property taxes not delinquent;

                  (v) attachments and similar involuntary Liens provided that such are discharged by bonding or otherwise within 30 days of their creation; or

                  (vi) purchase money Liens on property hereafter acquired by the Borrower created contemporaneously with such acquisition to secure or provide for the payment or financing of all or any part of the purchase price thereof, provided that the Lien secured thereby shall attach only to the property so acquired.

                  7.4. CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

                  (a) The Borrower will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets.

                  (b) Except as provided for herein, the Borrower will not permit any of its other Subsidiaries to wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, and the Borrower will not, and will not permit any of such Subsidiaries to, convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, if any of the foregoing could have a Material Adverse Effect or result in a material change in the scope of the business as conducted by the Borrower or such Subsidiaries as of the date of this Agreement.

                  7.5. DIVIDENDS.

                  The Borrower will not declare or pay any dividends or declare or make any distribution in respect of its capital to its stockholders, or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the Borrower now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock) if, after giving effect to any of the foregoing, there shall occur an Event of Default.

                  7.6. INDEBTEDNESS.

                  The Borrower will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness unless (a) such Indebtedness will appear on the financial statements of the Borrower required to be delivered to the Lender pursuant to
Section 6.1, and (b) such Indebtedness does not create a Default under this Agreement

                  7.7. GUARANTIES.

                  The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Contingent Obligation or otherwise assume, guarantee or in any way become contingently liable or responsible for obligations of any other Person, whether by agreement to purchase those obligations of any other Person, or by agreement for the furnishing of funds through the purchase of goods, supplies or (whether by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the obligations of any other Person.

                  7.8. ADVANCES, INVESTMENTS AND LOANS.

                  Without the prior written consent of the Lender, the Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase, acquire or hold any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person on an unsecured basis (collectively, "INVESTMENTS"), except for:

                  (i) securities issued or guaranteed by the United States Government, its agencies (including GNMA), or government sponsored agencies (including FNMA and FHLMC) and money market mutual funds that invest in any of the foregoing, provided however that, the by-laws of any such fund stipulate that its management seeks to maintain a $1 redemption value per share, that any securities acquired by the fund under a repurchase agreement be segregated and held in custody for the fund, and that otherwise the fund may only borrow for temporary emergency purposes in amounts not to exceed 5% of the fund's total assets based on the lower of cost or market value of the assets less liabilities at the time the borrowing is made;

                  (ii) commercial paper which, at the time of a Borrower's investment therein, or contractual commitment providing for such investment, is rated at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Corporation;

                  (iii) general obligations of any municipality, PROVIDED, HOWEVER, that any such security is rated at least AA by Standard and Poor's Corporation or the equivalent of Aa2 by Moody's Investor Services, Inc., the amount invested in any one issuer does not exceed $1,000,000, and the term to maturity does not exceed twenty-four
                         (24) months;

                  (iv) negotiable certificates of deposit in any United States bank, PROVIDED, HOWEVER, that any such certificate of deposit has a term not to exceed one year and is issued by a bank that is rated not less than "75" by IDC Financial Publishing and not less than "C" by Thompson's Bank Watch, and has GAAP capital of not less than $250,000,000;

                  (v) Mortgage Loans of any type made by the Borrower to any Person.

                  (vi) Investments in partnership interests provided that the sole purpose of the partnership which is the subject of such Investment is to make or invest in mortgage loans.

                  (vii)  Investments permitted by Section 7.13.

                  7.9. TRANSACTIONS WITH AFFILIATES.

                  The Borrower will not, and will not permit any or its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of either of the Borrower, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  7.10. CAPITAL EXPENDITURES.

                  The Borrower will not, and will not permit any or its Subsidiaries to, make any expenditure for fixed or capital assets in excess of $2,000,000 in the aggregate per year (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and including capitalized lease obligations).

                  7.11. MODIFICATIONS OF ARTICLES OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS, ETC.

                  The Borrower will not (a) amend, modify or change its Articles of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by the Borrower with respect to its capital stock, or (b) enter into any new agreement with respect to its capital stock, if in either case it would have an adverse effect on the Lender.

                  7.12. CREATION OF SUBSIDIARIES.

                  The Borrower will not, and will not permit any of its Subsidiaries to, create or acquire any Subsidiaries or issue any capital stock (including by way of sales of treasury stock) or any options or warrant to purchase, or securities convertible into, capital stock.

                  7.13. BUSINESS.

                  The Borrower will not, and will not permit any of its Subsidiaries to (other than Lennar Communications Company, Inc.), engage (directly or indirectly) in any business other than that which the Borrower or its Subsidiaries, as the case may be, is engaged in as of the Effective Date.

                  7.14. USE OF PROCEEDS.

                  The proceeds of the Loans shall be used solely to acquire or refinance assets which shall thereafter be eligible for inclusion in the Borrowing Base.

                  7.15. ERISA.

                  The Borrower shall not (a) (i) establish, contribute to, or become liable (directly or indirectly) in respect of, any Multiemployer Plan, or
(ii) establish or contribute to, or permit any Subsidiary thereof so to do, to any Pension Plan other than an Existing Pension Plan which would increase the aggregate Unfunded Pension Liabilities under all Pension Plans to an amount in excess of $1, (b) cause any Pension Plan, or permit any Subsidiary thereof so to do, to have a Funded Current Liability Percentage of less than 60 percent, or
(c) increase benefits, or permit any Subsidiary thereof so to do, under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan which would have the effect of increasing its aggregate Unrecognized Retiree Welfare Liability to an amount in excess of $500,000.

Section 8. OTHER ELIGIBLE ASSETS; COLLATERAL.

                  8.1. SUBSTITUTIONS, ADDITIONS AND WITHDRAWALS OF ELIGIBLE ASSETS.

                  (a) The Borrower may from time to time, provided there does not then exist any uncured Default under this Agreement or the other Credit Documents, and subject to the provisions of Section 8.1(e), on not less than 10 Business Days prior written notice to the Lender, request that other property of a Borrower qualifying as an Eligible Asset under the definition of "Eligible Assets" be either (i) substituted for an existing Eligible Asset, or (ii) added to Schedule A and, in either case, become an Eligible Asset under this Agreement. In the case of an addition or substitution of Eligible Assets, such notice shall identify the proposed new Eligible Assets and, in the case of a substitution, also identify the Eligible Assets which the Borrower is requesting be withdrawn from Schedule A.

                  (b) With each notice of a requested substitution or addition of other Eligible Assets, the Borrower shall deliver to the Lender copies of all Mortgages, Mortgage Notes, Securities, partnership agreements and other documents relating thereto, and thereafter such other relevant documents as the Lender may require. The decision to permit any such addition or substitution shall be made by the Lender in its sole discretion.

                  (c) In addition to the foregoing requirements any addition to or substitution of Eligible Assets, is subject to the Borrower's compliance with the provisions of Section 12 of the Current Security Agreement, and, if such addition or substitution shall occur after a Pledge Request Date, the Borrower's compliance with provisions of Section 11 of the Successor Security Agreement.

                  (d) The Borrower may from time to time, provided there does not then exist any uncured Default under this Agreement or the other Credit Documents, and subject to the provisions of Section 8.1(e), on not less than 5 Business Days prior written notice to the Lender, request that an existing Eligible Asset be withdrawn from the Eligible Assets under this Agreement.

                  (e) Each notice described in Sections 8.1(a) or (d) shall be accompanied by Borrowing Base Certificates which shall calculate the Borrowing Base prior to, and after giving effect to, any such addition, substitution or withdrawal. No substitution or withdrawal of Eligible Assets shall be permitted if, after giving effect thereto, the Obligations outstanding as of the date of such substitution or withdrawal would exceed the Borrowing Base on such date.

                  (f) If the Lender shall agree to any such addition, substitution or withdrawal, the Lender shall evidence its agreement to such addition, substitution or withdrawal by delivering a notice to the Borrower confirming its agreement, and attaching thereto a new Schedule A. Such new Schedule A shall thereupon supercede the Schedule A then in effect. With respect to any Eligible Asset for which other property is substituted in accordance with this Section 8, or which is withdrawn in accordance with this Section 8, the Lender shall deliver such partial releases from the financing statements previously delivered by the Borrower as may be necessary to effect the release of such Eligible Assets therefrom.

                  8.2. COLLATERAL; SUCCESSOR SECURITY AGREEMENT.

                  (a) Upon the written request of the Lender (the "PLEDGE REQUEST DATE") the Borrower shall pledge and assign to the Lender, and grant to the Lender a first priority security interest in and to, all of the Eligible Assets, as security for the payment and performance of all of the Obligations. Such pledge, assignment and grant shall be pursuant to a Successor Security Agreement in the form of EXHIBIT E hereto, which the Borrower shall execute and deliver to the Lender within 5 days after the Pledge Request Date, together with:

                  (i) the original recorded Mortgages included in the Eligible Assets and assignments in favor of the Lender (or any nominee of the Lender set forth in a notice to the Borrower) of said Mortgages, in recordable form;

                  (ii) the original Mortgage Notes included in the Eligible Assets and endorsements in favor of the Lender (or any nominee of the Lender set forth in a notice to the Borrower) of said Mortgage Notes;

                  (iii) assignments of any financing statements recorded with respect to the Mortgage Loans included in the Eligible Assets;

                  (iv) all title insurance polices, surveys, fire and casualty policies, environmental audits and other documents in the possession of either of the Borrower relating to the Eligible Assets;

                  (v) all original partnership agreements, consents of partners and other documentation relating to the Assigned Partnership Interests (as such term is defined in the Successor Security Agreement) which the Lender deems necessary or appropriate to perfect its interest in said Assigned Partnership Interests and to effect any disposition of the Assigned Partnership Interests permitted to the Lender under the Successor Security Agreement;

                  (vi) all original certificates representing the Securities pledged to the Lender, together with stock powers signed by the Borrower in blank in respect thereof or, if the Securities are uncertificated, other appropriate transfer thereof;

                  (vii) an opinion of counsel to the Borrower, dated the date of execution of the Successor Security Agreement to the effect that, subject to due compliance with the recording and/or filing requirements of applicable law, the Lender has a valid and perfected security interest in the Collateral.

                  (b) The Collateral under and as defined in the Successor Security Agreement shall be held by the Lender subject to the terms thereof.

Section 9. EVENTS OF DEFAULT.

         The following shall each constitute an "EVENT OF DEFAULT" hereunder:

                  (a) Any principal amount of any Loan shall not be paid when due and payable; or

                  (b) (i) Any interest on any Loan, the amount set forth on any accrued interest statement delivered to the Borrower in accordance with Section 2.8(d) or the Non-Usage Fee shall not be paid when due and payable and shall continue to remain unpaid for five Business Days, or (ii) all or any portion of any other fee or other amount payable by any Borrower to the Lender under this Agreement, any Credit Document or any other document executed and delivered in connection therewith shall not be paid upon demand therefor and shall continue to remain unpaid for three Business Days; or

                  (c) Any representation or warranty made or deemed made by the Borrower, the Guarantor or any of their Subsidiaries (or any of their respective officers) herein or in any Credit Document, or in any certificate, agreement, instrument or statement contemplated by or made or delivered pursuant to or in connection herewith or therewith, shall prove to have been incorrect in any material respect when made; or

                  (d) If at any time (i) any representation or warranty made by the Guarantor in the Guaranty or in any other document, statement or writing shall be incorrect or misleading when made in any material respect; or (ii) the Guarantor shall fail to comply with any covenant made by it in the Guaranty or any default shall occur under the Guaranty; or (iii) the Guarantor shall revoke or attempt to revoke, contest, commence any action or raise any defense against its obligations under the Guaranty; or

                  (e) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 6.4, Section 7 or Section 8.2; or

                  (f) The Borrower shall fail to perform or observe any other term, covenant or agreement contained herein on its part to be performed or observed and any such failure remains unremedied for 30 days after the Borrower shall have obtained knowledge thereof; or

                  (g) Any default shall occur under any Security Agreement and such default shall continue beyond the grace period specified therein, if any; or

                  (h) Either this Agreement, the Note or any other Credit Document shall, at any time after its execution and delivery, for any reason cease to be in full force and effect (unless such occurrence is in accordance with its terms or after payment thereof) or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower or the Borrower shall deny that it has any further liability or obligation thereunder; or

                  (i) The Borrower, the Guarantor or any of their Subsidiaries shall be adjudicated bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower, the Guarantor or any of their Subsidiaries shall fail generally to pay their debts as such debts become due and payable; or the Borrower, the Guarantor or any of their Subsidiaries shall apply for or consent to the appointment of any receiver, trustee, custodian or similar officer for it or for all or any substantial part of its property; or such receiver, trustee, custodian or similar officer shall be appointed without the application or consent of the Borrower, the Guarantor or such Subsidiary, as the case may be, and such appointment shall continue undischarged for a period of 45 days; or of the Borrower, the Guarantor or any of their Subsidiaries shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower, the Guarantor or any of their Subsidiaries and shall remain undismissed for a period of 45 days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied in respect of an obligation (alleged or otherwise) of the Borrower, the Guarantor or any of their Subsidiaries against (i) any of property of the Borrower, the Guarantor or their Subsidiaries (other than the Collateral), and such obligation is in the amount of $2,000,000 or more, or (ii) the Collateral, and in either case, such judgment, writ or similar process shall not be released, vacated, stayed or fully bonded within 45 days after its issue or levy; or

                  (j) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower, the Guarantor or any Subsidiary thereof bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower, the Guarantor or any Subsidiary thereof under the United States bankruptcy laws or any other applicable Federal or state law,
(iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower, the Guarantor or any Subsidiary thereof or of any substantial part of the Property thereof, (iv) ordering the winding up or liquidation of the affairs of the Borrower, the Guarantor or any Subsidiary thereof and any such decree or order continues unstayed and in effect for a period of 45 days; or

                  (k) Judgments or decrees against the Borrower, the Guarantor or any Subsidiary thereof aggregating in excess of $2,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

                  (l) The Borrower, the Guarantor or any of their Subsidiaries shall default in the payment when due of any principal of or interest on any of its Indebtedness in excess of $2,000,000 in the aggregate and such default shall continue beyond any applicable grace period therefor; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full, prior to its stated maturity; or

                  (m) (i) any ERISA Termination Event shall occur, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Pension Plan, (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan, (iv) the Borrower, the Guarantor or any ERISA Affiliate thereof shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA, (v) the imposition upon the Borrower, the Guarantor or any ERISA Affiliate thereof of any tax under
Section 4980(B)(a) of the Code, (vi) the assessment by the Secretary of Labor of a civil penalty against the Borrower, the Guarantor or any ERISA Affiliate thereof with respect to any Employee Benefit Plan under Section 502(c) of ERISA, or (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan, and (2) any such event or condition set forth in clauses
(i) - (vii) of this Section 9(m) might reasonably be expected to have a Material Adverse Effect; or

                  (n) The Borrower or the Guarantor shall terminate its existence or suspend or discontinue its business; or

                  (o) The Lien against any of the Collateral created under the Security Agreements shall cease to be a perfected first priority security interest; or

                  (p) The use of proceeds of any Loan in a manner inconsistent with or in violation of this Agreement; or

                  (q) Any Material Adverse Change since the date of the Registration Statement.

Section 10. REMEDIES; APPLICATION OF PROCEEDS.

                  10.1. REMEDIES.

                  Upon the occurrence of any Event of Default,

                  (a) The Lender may at the same or different times, take one or more of the following actions: (i) by notice to the Borrower, terminate the Commitment and it shall thereupon terminate or (ii) by notice to the Borrower declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, provided that in the case of any of the Events of Default specified in subparagraphs (i) or (j) of Section 9, without any notice to the Borrower or any other act by the

Lender, the Commitment shall thereupon terminate and all Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (b) Whether or not the Lender exercises any right given pursuant to this Section 10.1, the Lender shall have as to any Collateral all other rights and remedies provided for herein and in the other Credit Documents, all rights and remedies of a secured party under the Uniform Commercial Code and, in addition thereto and not in lieu thereof, all other rights or remedies at law or in equity existing or conferred upon the Lender by other jurisdictions or other applicable law or given to the Lender pursuant to any Security Agreement, other instrument or agreement heretofore, now, or hereafter given as security for, or a guarantee of, the Borrower's obligations hereunder.

Section 11. MISCELLANEOUS.

                  11.1. PAYMENT OF EXPENSES, ETC.

                  The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (x) of the Lender (including, without limitation, the reasonable fees and disbursements of Emmet, Marvin & Martin, LLP) in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, whether or not executed, and the administration of the Credit Documents, and (y) of the Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and the protection of their respective rights under the Credit Documents (including, without limitation, the reasonable fees and disbursements of counsel for the Lender); (ii) pay and hold the Lender harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and (iii) indemnify the Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loan hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred solely by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  11.2. RIGHT OF SETOFF.

                  In addition to any rights granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the

Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply all deposits (general or special and including, without limitation, the Funding Account, but not escrow accounts) and any other Indebtedness at any time held or owing by the Lender (including without limitation by branches and agencies of the Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to the Lender under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by the Lender against either of the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Lender prior to the making, filing or issuance, or service upon the Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant.

                  11.3. NOTICES.

                  Except as otherwise expressly provided herein, all notices and other communications provided for hereunder to a party hereto shall be in writing (including telecopier) and mailed, telecopied or delivered to such party, at the following address or at such other address as shall be designated by such party in a written notice to the other parties hereto:

                  IF TO THE BORROWER:

                  Lennar Capital Services, Inc.
                  760 N.W. 107th Avenue, First Floor
                  Suite 100
                  Miami, Florida  33172

                  Attention: Shelly Rubin
                                     Chief Financial Officer

                  Telephone: (305) 229-6440
                  Telecopier: (305) 226-7691

                  IF TO THE LENDER:

                  The Bank of New York
                  One Wall Street -- 17th Floor
                  New York, New York  10286

                  Attention: William H. Cunningham
                                     Vice President

                  Telephone: (212) 635-6471
                  Telecopier: (212) 635-6468

         All such notices and communications shall, (i) when telecopied be effective when sent, (ii) when mailed by first class mail, postage prepaid, be effective on the fifth (5th) day following deposit in the mails, and (iii) when sent or delivered by any other means be effective when received, except that notices and communications given to the Lender pursuant to Section 2 shall not be effective until received by the Lender. Any party to a Credit Document may rely on signatures of the parties thereto which are transmitted by telecopier or other electronic means as fully as if originally signed.

                  11.4. SUCCESSORS AND ASSIGNS.

                  (a) This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Note and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement or the other Credit Documents without the prior written consent of the Lender.

                  (b) The Lender shall have the right at any time, (A) to assign, transfer or negotiate all or any part of the Lender's rights under this Agreement and the other Credit Documents to one or more of its Affiliates (provided that for purposes of determining the interest payable on the Loans of the Borrower and said Affiliate pursuant to Sections 2.8(a) (i) and (ii) after giving effect to such assignment, the Loans of the Lender and such Affiliate shall be deemed held solely by the Lender), or, (B) with the prior written consent of the Borrower, which consent shall not be unreasonably withheld (and shall not be required after the occurrence and during the continuance of an Event of Default) to sell, assign, transfer or negotiate all or any part of the Lender's rights and obligations under the Credit Documents to any bank, insurance company, pension fund, mutual fund or other financial institution. At the request of the Lender, the Borrower shall execute and deliver to such assignee, any assumption and attornment agreement, replacement note and amendments to the Credit Documents as shall reasonably be required by such assignee to effect any such transfer.

                  (c) The Lender may grant participations in all or any part of the Loans, the Note and the Commitment to one or more banks, insurance companies, pension funds, mutual funds or other financial institutions. The Borrower acknowledges and agrees that any such participant shall, have all of the benefits of the Lender under Sections 2.11, 2.13, 2.14, 2.15 and 2.19.

                  (d) The Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment or its Note made pursuant to subsection (b) above.

                  (e) Notwithstanding anything to the contrary contained in this Section, the Lender may at any time or from time to time assign all or any portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank.

                  11.5. NO WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

                  11.6. CALCULATION; COMPUTATIONS.

                  (a) The financial statements to be furnished to the Lender pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender); provided that, except as otherwise specifically provided herein, all computations determining compliance with Section 7 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements referred to in Section 5.5(a).

                  (b) All computations of interest and the Non-Usage Fee hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest or fees are payable.

                  11.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

                  (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING AGAINST ANY ONE OR MORE OF THE BORROWER OR THE LENDER WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND THE LENDER HEREBY IRREVOCABLY

ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

                  (B) THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (C) THE BORROWER HEREBY AGREES THAT PROCESS MAY BE SERVED AGAINST IT IN ANY SUIT, ACTION OR PROCEEDING REFERRED TO IN THIS SECTION BY SENDING THE SAME BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED OR BY OVERNIGHT COURIER SERVICE, TO THE ADDRESS OF THE BORROWER SET FORTH IN SECTION 11.3. THE BORROWER HEREBY AGREES THAT ANY SUCH SERVICE (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THEN IN ANY SUCH SUIT, ACTION, OR PROCEEDING, AND (II) SHALL TO THE FULLEST EXTENT ENFORCEABLE BY LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT.

                  (D) NOTHING IN THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR ANY MODIFICATION, WAIVER, CONSENT OR AMENDMENT HERETO OR THERETO SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY JURISDICTION OR JURISDICTIONS IN WHICH THE BORROWER MAY BE SERVED.

                  11.8. OBLIGATION TO MAKE PAYMENTS IN DOLLARS.

                  All payments of the principal and interest on the Note and any other amounts due hereunder or under any other Credit Document shall be made in Dollars.

                  11.9. COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  11.10. EFFECTIVENESS.

                  This Agreement shall become effective on the Effective Date.

                  11.11. HEADINGS DESCRIPTIVE.

                  The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  11.12. AMENDMENT OR WAIVER.

                  No amendment, waiver, consent or supplement to this Agreement or any other Credit Document nor any terms hereof or thereof shall be effective unless such amendment, waiver, consent or supplement is in writing and is signed by the party or parties against which such amendment is to be enforceable.

                  11.13. SURVIVAL.

                  All representations, warranties and indemnities set forth in this Agreement shall survive the termination of this Agreement and the repayment of the Loans.

                  11.14. DOMICILE OF LOANS.

                  The Lender may transfer and carry its Loans at, to or for the account of any branch or office of the Lender.

                  11.15. SEVERABILITY.

                  Every provision of this Agreement and the other Credit Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

                  11.16. INTEGRATION.

                  All exhibits to this Agreement and all exhibits to a Credit Document shall be deemed to be a part thereof. This Agreement, the other Credit Documents and any document executed and delivered in connection therewith embody the entire agreement and understanding among the Borrower and the Lender with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among the Borrower and the Lender with respect to the subject matter hereof and thereof.

                  11.17. WAIVER OF JURY TRIAL.

                  THE LENDER AND THE BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE CREDIT DOCUMENTS AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR

THERETO. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER, OR COUNSEL TO THE LENDER, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS PROVISION. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Revolving Credit Agreement as of the date first above written.


                                   LENNAR CAPITAL SERVICES, INC.

                                   By: /s/ MARK GRIFFITH
                                     ----------------------------------
                                     Name:  MARK GRIFFITH
                                     Title: VICE PRESIDENT



                                   THE BANK OF NEW YORK

                                   By: /s/ WILLIAM H. CUNNINGHAM
                                     ----------------------------------
                                     William H. Cunningham
                                     Vice President

                                    EXHIBIT D

                          to Revolving Credit Agreement

                                    GUARANTY

                                                              November 6, 1997

                     FOR VALUE RECEIVED, and in consideration of loans made or to be made or credit otherwise extended or to be extended by THE BANK OF NEW YORK, a New York banking corporation and its participants, successors, endorsees and assigns (hereinafter referred to collectively as "LENDER") to or for the account of LENNAR CAPITAL SERVICES, INC. and its successors and assigns (hereinafter referred to collectively as "BORROWER") and for other good and valuable consideration and to induce the Lender, in its discretion, to make such loans or extensions of credit and to make or grant such renewals, extensions, releases of collateral or relinquishments of legal rights as the Lender may deem advisable, the undersigned, its successors and assigns, hereby agrees as follows:

                  1. GUARANTY.

                     The undersigned, its successors and assigns, guarantees to the Lender the prompt payment when due of all present and future obligations and liabilities, whether deemed principal, interest, additional interest, fees, expenses or otherwise, of the Borrower to the Lender, including, without limitation, all obligations under (i) that certain Note dated the date hereof, in the principal amount of $50,000,000 made by the Borrower to the Lender (the "NOTE"); (ii) that certain Revolving Credit Agreement dated the date hereof between the Borrower and the Lender, as the same may be amended from time to time (the "CREDIT AGREEMENT"), and (iii) all other Credit Documents (as such term is defined in the Credit Agreement) (all of which are herein collectively referred to as the "OBLIGATIONS"), and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence of such collateral. Defined terms used herein which are not defined herein but which are defined in the Credit Agreement shall have the meanings ascribed to such terms in the Credit Agreement.

                  2. REPRESENTATIONS AND WARRANTIES.

                     The undersigned hereby represents and warrants to the Lender that:

                     (a) CORPORATE ORGANIZATION. The undersigned (i) is duly organized and validly existing corporation in good standing under the laws of the State of Delaware, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification.

                     (b) FORMATION; CONTRIBUTIONS; DISTRIBUTION.

                         (i) FORMATION; CONTRIBUTIONS. The undersigned was
formed by Lennar in June of 1997. Lennar will distribute to the undersigned the Lennar Subsidiaries which have been engaged in its real estate investment and management business, as well as some assets of other Subsidiaries which were used in that business and certain other assets, all as more particularly set forth in the Registration Statement, prior to November 15. As of the Effective Date, the consolidated net worth of the undersigned and its Subsidiaries will be not less than $500,000,000.

                         (ii) DISTRIBUTION. The shares of the undersigned will
be distributed to the shareholders of Lennar prior to November 15. Such distribution will be made in a manner consistent with the description thereof set forth in the Registration Statement.

                         (iii) FORMATION; CONTRIBUTIONS. The undersigned was
formed by Lennar in June of 1997. Lennar has distributed to the undersigned the Lennar Subsidiaries which have been engaged in its real estate investment and management business, as well as some assets of other Subsidiaries which were used in that business and certain other assets, all as more particularly set forth in the Registration Statement. As of the date hereof, the consolidated net worth of the undersigned and its Subsidiaries is not less than $500,000,000.

                         (iv) DISTRIBUTION. The shares of the undersigned have
been distributed to the shareholders of Lennar. Such distribution was made in a manner consistent with the description thereof set forth in the Registration Statement.

                     (c) POWER AND AUTHORITY. The undersigned has the corporate power to execute, deliver and perform the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty. The undersigned has duly executed and delivered this Guaranty and the Guaranty constitutes the legal, valid and binding obligations of the undersigned and is enforceable in accordance with its terms, provided that, (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                     (d) CONSENTS AND APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental body is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by the undersigned, or (ii) the legality, validity, binding effect or enforceability of this Guaranty.

                     (e) PRINCIPAL PLACE OF BUSINESS. The principal place of business of the undersigned is 760 N.W. 107th Avenue, First Floor, Miami, Florida 33172.

                     (f) SOLVENCY. The undersigned is not insolvent (as such term is defined in Section 101(32) of the Bankruptcy Code of 1978, as amended) and will not be rendered insolvent (as such term is defined in Section 101(32) of the Bankruptcy Code of 1978, as amended) by execution of this Guaranty or consummation of the transaction contemplated thereby; and

                     (g) NO OFFSETS. The undersigned has no offsets, defenses or counterclaims to the enforcement of this Guaranty.

                     (h) NO VIOLATIONS. Neither the execution, delivery or performance by the undersigned of this Guaranty, nor compliance by it with the terms and provisions hereof (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any governmental body, (ii) will conflict or be inconsistent with or result in any breach of any of the material covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the undersigned pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the undersigned is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Articles of Incorporation or By-Laws of the undersigned.

                     (i) FINANCIAL STATEMENTS. The undersigned has heretofore delivered to the Lender the consolidated Balance Sheet of the undersigned and its Subsidiaries as of November 30, 1996 and the six-month period ending May 31 1997 and the related combined Statements of Operations, Retained Earnings and Cash Flows for the periods then ended (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared to reflect the undersigned and its Subsidiaries as a separate combined group for such period, and have been extracted from the financial statements of Lennar using Lennar's historical results of operations and historical cost basis of its assets and liabilities which are used in the businesses being operated by the undersigned and its Subsidiaries. The Financial Statements fairly present the financial condition and results of the operations of the undersigned and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Since the date of delivery of such statements, no event has occurred which has had or could reasonably be expected to have, a Material Adverse Effect.

                     (j) LITIGATION. There are no actions, suits or proceedings (whether or not purportedly on behalf of the undersigned pending or threatened against the undersigned (x) with respect to this Guaranty, or (y) which could, if adversely determined, have a material adverse effect on the business, assets, property, operations, financial condition or prospects of the undersigned.

                     (j) TAX RETURNS. The undersigned has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The undersigned has paid, or has provided adequate reserves (in the good faith judgment of the management of the undersigned) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                     (l) ERISA. Each Employee Benefit Plan of the undersigned and any ERISA Affiliate is in compliance with ERISA and the Code, where applicable, in all material respects. As of November 30, 1996, (the "ERISA TEST DATE"), (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multiemployer Plan, does not exceed $1, and
(ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $500,000. There is no Multiemployer Plan. The undersigned and/or any ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement. No material liability to the PBGC has been, or is expected by the undersigned or any ERISA Affiliate to be, incurred by the undersigned or any ERISA Affiliate. Liability, as referred to herein, includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

                     (m) LABOR RELATIONS. The undersigned is not engaged in any unfair labor practice that could have a Material Adverse Effect. There is (i) no significant unfair labor claim or action pending against the undersigned or, to the best knowledge of the undersigned, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the undersigned or, to the best knowledge of the undersigned, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the undersigned or, to the best knowledge of the undersigned, threatened against it, (iii) to the best knowledge of the undersigned, no union representation question existing with respect to the employees of the undersigned and, to the best of its knowledge, no union organizing is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a Material Adverse Effect.

                     (n) NO BURDENSOME AGREEMENTS. The undersigned is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or restriction which by its terms would have a Material Adverse Effect or a material adverse effect on the ability of the Undersigned to carry out its obligations under this Guaranty.

                     (o) PROPERTY. The undersigned has good and marketable title to all of its Property, title to which is material to the undersigned. All of the tangible property of the undersigned which is necessary for the operation of its business is in substantially good repair and operating condition and is and will be in compliance in all material respects with all material requirements of law.

                     (p) ENVIRONMENTAL MATTERS. (i) The undersigned is in compliance in all material respects with the requirements of all applicable Environmental Laws.

                         (ii) To the best of the undersigned's knowledge and
belief, no Hazardous Substances are present upon the undersigned's Real Property in violation of any Environmental Law and the undersigned has not received any notice to the effect that any of its Real Property, or any of the its operations, is not in compliance with any Environmental Law or that any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment is pending which, in either case, could be reasonably expected to have a Material Adverse Effect.

                  3. AFFIRMATIVE COVENANTS.

                     Subject to Section 5 of this Guaranty, the undersigned agrees that so long as the Commitment is not terminated, or any amount remains outstanding or owing to the Lender under the Credit Agreement or the Note or the other Credit Documents:

                     (a) ACCOUNTS AND REPORTING. The undersigned will maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles, and provide to the Lender the following:

                         (i) ANNUAL FINANCIAL STATEMENTs. As soon as available
and in any event within 120 days after the end of each fiscal year of the undersigned, a consolidated balance sheet of the undersigned and its subsidiaries as of the end of that fiscal year and the related consolidated statements of earnings, stockholders' equity and cash flows for that fiscal year, all with accompanying notes and schedules, prepared in accordance with United States generally accepted accounting principles consistently applied and audited and reported upon by Deloitte and Touche, LLP or another firm of independent certified public accountants of recognized standing selected by the undersigned (such audit report shall be unqualified except for qualifications relating to changes in United States general accepted principles of accounts and required or approved by the undersigned's independent certified public accountants). Notwithstanding any of the foregoing, the Borrower may satisfy its obligation to furnish Consolidated Balance Sheets and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows by furnishing copies of the Borrower's annual report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, provided the Borrower is required to file such annual report on Form 10-K with the SEC and such filing is actually made;

                         (ii) QUARTERLY FINANCIAL STATEMENTS. As soon as
available and in any event within 60 days after the end of each of the first three quarters, and within 120 days after the end of the fourth quarter, of each fiscal year of the undersigned, a consolidated balance sheet of the undersigned and its subsidiaries as of the end of that quarter, and the related consolidated statement of earnings of the undersigned and its subsidiaries for the period from the beginning of the fiscal year to the end of that quarter, all prepared in accordance with United States generally accepted accounting principles consistently applied, unaudited but certified to be true and accurate, subject to normal year-end audit adjustments, by the chief financial officer of the undersigned. Notwithstanding any of the foregoing, the Borrower may satisfy its obligation to furnish quarterly Consolidated Balance Sheets and Consolidated Statements of Operations and Cash Flows by furnishing copies of the Borrower's quarterly report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto, provided the Borrower is required to file such quarterly report on Form 10-Q with the SEC and such filing is actually made;

                         (iii) OFFICER'S CERTIFICATES. At the time of the
delivery of the financial statements provided for in Section 3(a) (i) and (ii), a certificate of the chief financial officer of the undersigned to the effect that, to the best of his knowledge, the undersigned is not in default under this Guaranty or, if any default has occurred and is continuing, specifying the nature and extent thereof and any actions taken or proposed to be taken with respect to any such default.

                         (iv) MANAGEMENT LETTERS. Promptly after receipt by the
undersigned thereof, a copy of any "management letter" received by it from its certified public accountants detailing any "material weaknesses in internal control" noted by such accountants (as defined by FASB).

                         (v) NOTICES. Promptly, notice of (i) the occurrence of
any default under this Guaranty, (ii) the commencement of any action, suit or proceeding before any court, arbitrator or governmental body which (A) could result in liability or loss of $1,000,000 or more in the aggregate, in excess of any applicable insurance coverage, to the undersigned or (B) would otherwise have a Material Adverse Effect, (iii) with respect to the undersigned, any change in any Executive Officer, (iv) any threatened loss of any authorization, qualification, license or permit issued by any governmental body to the undersigned the loss of which could have a Material Adverse Effect, (v) any written correspondence or notification from any governmental body, which revokes or threatens to revoke, limits or threatens to limit, or imposes or threatens to impose any material restrictions on, any approvals or authorizations granted by such governmental body to the undersigned, together with a copy thereof, or (vi) any violation of any requirements or guidelines established by any governmental body, which might have a material adverse effect on the status of the undersigned thereof as a lender, seller or servicer approved by such governmental body.

                         (vi) LENDER REQUESTED INFORMATION. Promptly, such
additional financial and other information, including without limitation, financial statements of the undersigned, as the Lender may from time to time reasonably request.

                         (vii) ENVIRONMENTAL PROCEEDINGS. Prompt written notice
of any order, notice, claim or proceeding received by, or brought against, the undersigned, or with respect to any of the Real Property, under any Environmental Law.

                         (viii) EMPLOYEE BENEFIT PLAN INFORMATION. Prompt
written notice in the event that the undersigned or any ERISA Affiliate knows, or has reason to know, that (i) any ERISA Termination Event with respect to a Pension Plan has occurred or will occur, (ii) any condition exists with respect to a Pension Plan which presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to or in respect of the Pension Plan or other liability of the undersigned or any ERISA Affiliate, (iii) the undersigned or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan, (iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans has increased to an amount in excess of $1, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans has increased to an amount in excess of $500,000, (vi) the undersigned or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, (vii) a tax under Section 4980B(a) of the Code shall have been imposed upon the undersigned or any ERISA Affiliate,
(viii) the Secretary of Labor shall have assessed a civil penalty under Section 502(c) of ERISA against the undersigned or any ERISA Affiliate, or (ix) there is an action brought against the undersigned or any ERISA Affiliate under ERISA
Section 502 with respect to its failure to comply with ERISA Section 515, together with a certificate of the president or chief financial officer of the undersigned setting forth the details of such event and the action which the undersigned or any ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

                         (ix) EMPLOYEE BENEFIT PLAN LIABILITY. Prompt written
notice in the event that the undersigned or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the undersigned or any ERISA Affiliate of any final decision finding liability and the date by which such liability must be paid, together with a copy of such letter and a certificate of the president or chief financial officer of the undersigned setting forth the action which the undersigned or any ERISA Affiliate proposes to take with respect thereto.

                         (x) PENSION PLAN AMENDMENTS. Promptly upon the same
becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the undersigned or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of the president or chief financial officer of the undersigned setting forth the reasons for the adoption of such amendment and the action which the undersigned or any ERISA Affiliate proposes to take with respect thereto.

                         (xi) PENSION PAYMENT DEFAULT. As soon as possible and
in any event by the 10th day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remains unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the undersigned or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of the president or chief financial officer setting forth the action which the undersigned or any ERISA Affiliate proposes to take with respect thereto.

                         (xii) PENSION PLAN TERMINATION. If the termination of
any Pension Plan would result in the imposition of any tax under Section 4980 of the Code, then as soon as possible, but in no event less than 60 days before the due date of the tax, a certificate of the president or chief financial officer of the undersigned setting forth the estimated amount of the tax, any reversion, and the proposed use of the reversion. This subparagraph shall apply to a transaction notwithstanding a reduction or complete elimination of the tax because of the operation of either Sections 4980(d) or 420(a)(3)(A) of the Code.

                         (xiii) OTHER INFORMATION. Promptly, from time to time,
copies of any notices or information given to or received from the holders of any Indebtedness of the undersigned relating to any actual or alleged default, demand for payment or acceleration of payment, and such other information or documents (financial or otherwise) as the Lender may reasonably request.

                     (b) NO IMPAIRMENT FROM CHANGES IN OBLIGATIONS. The Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Obligations or increase the interest rate thereon, and may also make any agreement with the Borrower or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Lender and Borrower or any such other party or person, without in any way impairing or affecting this Guaranty.

                     (c) NO OBLIGATION TO PURSUE ANY COLLATERAL. This Guaranty shall not be impaired or otherwise affected by any failure to call for, take, hold, protect or perfect, continue the perfection of or enforce any security interest in or other Lien upon, any collateral for the Obligations, or by any failure to exercise, delay in the exercising or waiver of, or forbearance with respect to, any right or remedy available to the Lender with respect to the Obligations.

                     (d) REINSTATEMENT OF OBLIGATIONS. To the extent that the undersigned makes a payment or payments to the Lender on the Obligations, or the Lender receives any proceeds of collateral to be applied to the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise is required to be repaid including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date that such initial payment, reduction or satisfaction occurred notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or payments. The undersigned shall defend and indemnify the Lender from and against any claim or loss under this paragraph including attorneys' fees and expenses in the defense of any such action or suit.

                     (e) BOOKS, RECORDS AND INSPECTIONS. The undersigned will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The undersigned will permit officers and designated representatives of the Lender to visit and inspect, under guidance of officers of the undersigned, any of the properties of the undersigned, and to examine the books of record and accounts of the undersigned and discuss the affairs, finances, accounts and prospects of the undersigned with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.

                     (f) MAINTENANCE OF PROPERTY, INSURANCE. The undersigned will (i) keep all property necessary for the operation of its business in good working order and condition, (ii) except as otherwise provided in clause (iii) below, maintain with financially sound and reputable insurance companies insurance (including such insurance as the Lender shall reasonably require) in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, and (iii) furnish to the Lender, upon written request, full information as to the insurance carried.

                     (g) CORPORATE FRANCHISES. The undersigned will do or cause to be done, all things necessary to preserve and keep in full force and effect
(i) their corporate existence in good standing in the state of its incorporation and in each other state in which it is required to be qualified to do business as a foreign corporation and (ii) all of their material rights, franchises, qualifications, licenses, permits, copyrights, trademarks and patents.

                     (h) COMPLIANCE WITH STATUTES, ETC. (i) The undersigned will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of its business and the ownership of its property (including, without limitation, Environmental Laws), except such non-compliances as could not, in the aggregate, have a Material Adverse Effect.

                           (ii) In the event that the Lender shall have a
reasonable basis for believing that any Hazardous Substance may be on, at, under or around any Real Property in violation of any applicable Environmental Law and that such violation might reasonably be expected to have a Material Adverse Effect, the undersigned will conduct and complete (at the undersigned's expense) all investigations, studies, samplings and testings relative to such Real Property and such Hazardous Substances as the Lender may reasonably request.

                     (i) PERFORMANCE OF OBLIGATIONS. The undersigned will perform all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument or other contract or agreement by which it is bound, except such non-performances as could not in the aggregate, have a Material Adverse Effect.

                     (j) PAYMENT OF TAXES. The undersigned will pay and discharge all taxes, assessments and governmental charges or liens imposed upon the undersigned or upon the undersigned's income or profits, or upon any properties belonging to the undersigned prior to the date on which the same become due, and all lawful claims, which, if unpaid, might become a Lien or charge upon any properties of the undersigned, provided that the undersigned shall not be required to pay any such tax, assessment, charge, levy or claim for which it has obtained an adequate bond or adequate insurance and which is being contested in good faith and by appropriate proceedings so long as such contest shall operate to stay any Material Adverse Effect caused by such Lien or charge.

                     (k) CORPORATE SEPARATENESS. The undersigned will take such actions as are necessary to keep its operations separate and apart, including, without limitation, insuring that all customary formalities regarding the corporate existence of the undersigned, including holding regular meetings and maintenance of its current minute books, are followed.

                  4. NEGATIVE COVENANTS.

                     The undersigned agrees that from and after the date hereof and until the Commitment shall have been terminated and the Loans and the Note, together with interest, fees and all other obligations incurred hereunder and under all Credit Documents, are paid in full:

                     (a) BOOK NET WORTH. The undersigned will not permit its Book Net Worth to be less than the sum of (i) the greater of (x) $500,000,000 or
(y) 90% of Book Net Worth as of Effective Date, plus (ii) plus 50% of all net income (determined in accordance with GAAP) of the undersigned after NOVEMBER 30, 1997, plus (iii) 90% of all capital contributions made to the Guarantor after the Effective Date.

                     For purposes of this Agreement, "Book Net Worth" means, as of any date of determination thereof, the net worth of the Guarantor on such date as determined in accordance with GAAP.

                     (b) RATIO OF LIABILITIES TO BOOK NET WORTH. The undersigned will not on any date permit the ratio of (i) the Liabilities of the undersigned, on a consolidated basis, on such date to (ii) the undersigned's Book Net Worth on such date, to be more than 2:1.

                     (c) LIENS. The undersigned will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the undersigned, whether now owned or hereafter acquired, other than in the ordinary course of business of the undersigned.

                     (d) CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. (i) The undersigned will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets,

                         (ii) The undersigned will not permit any of its
Subsidiaries to wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, and the undersigned will not, and will not permit any of its Subsidiaries to, convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, if any of the foregoing could have a Material Adverse Effect or result in a material change in the scope of the business as conducted by the undersigned as of the date of this Guaranty.

                     (e) DIVIDENDS. The undersigned will not declare or pay any dividends or declare or make any distribution in respect of its capital to its stockholders, or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the undersigned with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the undersigned now or hereafter outstanding (or any options or warrants issued by the undersigned with respect to its capital stock) if, after giving effect to any of the foregoing, there shall occur an Event of Default.

                     (f) INDEBTEDNESS. The undersigned will not contract, create, incur, assume or suffer to exist any Indebtedness unless (i) such Indebtedness will appear on the financial statements of the undersigned required to be delivered to the Lender pursuant to this Guaranty, and (ii) such Indebtedness does not create a Default under this Guaranty.

                     (g) TRANSACTIONS WITH AFFILIATES. The undersigned will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of either of the undersigned, other than on terms and conditions substantially as favorable to the undersigned as would be obtainable by the undersigned at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                     (h) MODIFICATIONS OF ARTICLES OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS, ETC. The undersigned will not (a) amend, modify or change their Articles of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by either of them with respect to their capital stock, or
(b) enter into any new agreement with respect to their capital stock, if in either case it would have an adverse effect on the Lender.

                     (i) RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS. The undersigned will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the undersigned or any of its Subsidiaries, or pay any Indebtedness owed by any such Subsidiary to the undersigned or any other Subsidiary of the undersigned, (b) make loans or advances to the undersigned, or
(c) transfer any of its properties or assets to the undersigned, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Guaranty, (iii) or customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the undersigned or any Subsidiary of the undersigned.

                     (j) ERISA. The undersigned shall not (a)(i) establish, contribute to, or become liable (directly or indirectly) in respect of, any Multiemployer Plan, or (ii) establish or contribute to any Pension Plan other than an Existing Pension Plan which would increase the aggregate Unfunded Pension Liabilities under all Pension Plans to an amount in excess of $1, (b) cause any Pension Plan to have a Funded Current Liability Percentage of less than 60 percent, or (c) increase benefits under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan which would have the effect of increasing its aggregate Unrecognized Retiree Welfare Liability to an amount in excess of $500,000.

                  5. NOTICES.

                     All notices and other communications provided for hereunder to a party hereto shall be in writing (including telecopier) and mailed, telecopied or delivered to such party, at the following address or at such other address as shall be designated by such party in a written notice to the other parties hereto:

                  IF TO THE UNDERSIGNED:

                  LNR Property Corporation
                  760 N.W. 107th Avenue, First Floor
                  Suite 100
                  Miami, Florida  33172

                  Attention:        Shelly Rubin
                                    Chief Financial Officer

                  Telephone:        (305) 229-6640
                  Telecopier:       (305) 226-7691

                  IF TO THE LENDER:

                  The Bank of New York
                  One Wall Street -- 17th Floor
                  New York, New York  10286

                  Attention: William H. Cunningham
                             Vice President

                  Telephone:  (212) 635-6471
                  Telecopier: (212) 635-6468

                  All such notices and communications shall, (i) when telecopied be effective when sent, (ii) when mailed by first class mail, postage prepaid, be effective on the fifth (5th) day following deposit in the mails, and
(iii) when sent or delivered by any other means be effective when received. The undersigned and the Lender may rely on signatures of each other which are transmitted by telecopier or other electronic means as fully as if originally signed.

                  6. JURISDICTION; VENUE.

                     The undersigned irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City or State of New York over any suit, action or proceeding arising out of or relating to this Guaranty. The undersigned hereby agrees that Lender shall have the option, in its sole discretion, to lay the venue of any such suit, action or proceeding, in the courts of the State of New York or the United States of America for the Southern District of New York, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The undersigned agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the undersigned.

                  7. WAIVER OF TRIAL BY JURY.

                     THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. FURTHER, THE UNDERSIGNED HEREBY CERTIFIES THAT NO REPRESENTATIVE OF THE LENDER, OR COUNSEL TO THE LENDER, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS PROVISION. THE PROVISIONS OF THIS PARAGRAPH CONSTITUTE A MATERIAL INDUCEMENT TO THE LENDER TO ACCEPT THIS GUARANTY.

                  8. GOVERNING LAW.

                     This Guaranty and the rights and obligations of the parties hereunder shall be construed, enforced, and interpreted according to the laws of the State of New York applicable to contracts made in and performed in the State of New York. Unless the text otherwise requires all terms used herein shall have the meaning specified in the Uniform Commercial Code as in effect in the State of New York on the date hereof.

                  9. OTHER PROVISIONS.

                     (a) The undersigned hereby acknowledges that it has derived or expects to derive a financial or other advantage from each and every Obligation incurred by Borrower to the Lender.

                     (b) The undersigned waives notice of the acceptance of this Guaranty and of the making of any such loans or extensions of credit, presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notice of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

                     (c) The undersigned hereby agrees that, in the event that any property of the undersigned is or may be hypothecated with property of Borrower as security for any Obligations, any right of the undersigned to have such property of Borrower first applied to the discharge of such Obligations is hereby irrevocably waived by the undersigned.

                     (d) This is a continuing guaranty and shall remain in full force and effect and be binding upon the undersigned, and the undersigned's successors and assigns. Nothing except cash payment in full of all Obligations and the termination of the Commitment shall release the undersigned from liability under this Guaranty.

                     (e) This Guaranty is a guaranty of payment and not of collection, and the Lender shall be under no obligation to take any action against Borrower or any other person liable with respect to any of the Obligations or resort to any collateral security held by it to secure any of the Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein. The undersigned hereby waives any rights to interpose any defense, counterclaim or offset of any nature and description which he may have or which may exist between and among the Lender, Borrower and/or the undersigned.

                     (f) This Guaranty may be assigned by the Lender and its benefits shall inure to the successors, indorsees and assigns of the Lender.

                     (g) Until such time as the Lender shall have received payment in full in cash in satisfaction of all of the Obligations and the commitment shall have been terminated, the undersigned waives any rights to be subrogated to the rights of the Lender with respect to the Obligations and the undersigned waives any right to and agrees that it will not institute or take any action against the Borrower seeking contribution, reimbursement or indemnification by the Borrower with respect to any payments made by the undersigned to the Lender hereunder.

                     (h) The undersigned waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations or of the reliance by Lender upon this Guaranty. The Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty without regard to the validity, regularity or enforceability of the Obligations and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the undersigned against and on account of the Obligations and liabilities of the undersigned hereunder.

                     (i) The undersigned hereby waives any and all legal requirements that require or compel the Lender to institute any action or proceedings at law or in equity against Borrower, or anyone else, in respect of the Loans or any other document executed in connection with the Loans or resort to or seek to realize upon or exhaust the security held by the Lender or pursue any other remedy in the Lender's power, as a condition precedent to bringing an action against the undersigned upon this Guaranty, and failure of the Lender to do any of the foregoing shall not exonerate, release or discharge the undersigned from its absolute, unconditional and independent liabilities to the Lender hereunder.

                     (j) The Lender may bring and prosecute a separate action against the undersigned to enforce its liabilities hereunder, whether or not any action is brought against Borrower or any other person and whether or not Borrower or any other person is joined in any such action or actions. Nothing shall prohibit the Lender from exercising its rights against the undersigned, the Borrower, the security, if any, for the Obligations, and any other person simultaneously, jointly and/or severally. The undersigned shall be bound by each and every ruling, order and judgment obtained by the Lender against Borrower in respect of the Obligations, whether or not the undersigned is a party to the action or proceeding in which such ruling, order or judgment is issued or rendered.

                     (k) The undersigned shall not be discharged, released or exonerated, in any way, from its absolute, unconditional and independent liabilities hereunder, even though any rights or defenses which the undersigned may have against Borrower, the Lender or others may be destroyed, diminished or otherwise affected by:

                         (i) Any declaration by the Lender of a default in
respect of any of the Obligations;

                         (ii) The exercise by the Lender of any rights or
remedies against Borrower or any other person;

                         (iii) The failure of the Lender to exercise any rights
or remedies against Borrower or any other person;

                         (iv) The sale or enforcement of, or realization upon
(through judicial foreclosure, power of sale or any other means) any security for any of the Obligations, even though (i) recourse may not thereafter be had against Borrower for any deficiency, or (ii) the Lender fails to pursue any such recourse which might otherwise be available; whether by way of deficiency judgment following judicial foreclosure, or otherwise;

                         (v) Any bankruptcy or reorganization of Borrower;

                         (vi) The release of any other guarantor by operation of
law or otherwise; or

                         (vii) The voluntary or involuntary participation by
Borrower in any settlement or composition for the benefit of Borrower's creditors either in liquidation, readjustment, receivership, bankruptcy or otherwise.

                     (l) The undersigned waives any right to plead any election of remedies.

                     (m) This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein otherwise expressly provided. No modification or amendment of any provisions of this Guaranty shall be effective unless in writing and signed by a duly authorized officer of the Lender.

                     (n) No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

                     (o) Each and every right, remedy and power hereby granted to the Lender or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lender at any time and from time to time.

                     IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned as of the date first above written.


                                   LNR PROPERTY CORPORATION

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                       Exhibit A

                                    GUARANTY

                                                              November 21, 1997

                  FOR VALUE RECEIVED, and in consideration of loans made or to be made or credit otherwise extended or to be extended by THE BANK OF NEW YORK, a New York banking corporation and its participants, successors, endorsees and assigns (hereinafter referred to collectively as "LENDER") to or for the account of LENNAR CAPITAL SERVICES, INC. and its successors and assigns (hereinafter referred to collectively as "BORROWER") and for other good and valuable consideration and to induce the Lender, in its discretion, to make such loans or extensions of credit and to make or grant such renewals, extensions, releases of collateral or relinquishments of legal rights as the Lender may deem advisable, the undersigned, its successors and assigns, hereby agrees as follows:

1.                GUARANTY.

                  The undersigned, its successors and assigns, guarantees to the Lender the prompt payment when due of all present and future obligations and liabilities, whether deemed principal, interest, additional interest, fees, expenses or otherwise, of the Borrower to the Lender, including, without limitation, all obligations under (i) that certain Note dated the date hereof, in the principal amount of $50,000,000 made by the Borrower to the Lender (the "NOTE"); (ii) that certain Revolving Credit Agreement dated November 6, 1997 between the Borrower and the Lender, as the same may be amended from time to time (the "CREDIT AGREEMENT"), and (iii) all other Credit Documents (as such term is defined in the Credit Agreement) (all of which are herein collectively referred to as the "OBLIGATIONS"), and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence of such collateral. Defined terms used herein which are not defined herein but which are defined in the Credit Agreement shall have the meanings ascribed to such terms in the Credit Agreement.

1.                REPRESENTATIONS AND WARRANTIES.

                  The undersigned hereby represents and warrants to the Lender that:

(a) CORPORATE ORGANIZATION. The undersigned (i) is duly organized and validly existing corporation in good standing under the laws of the State of Nevada,
(ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualification. The undersigned is wholly owned and controlled by Mortgage Investment Holdings, a Nevada partnership, which is owned
(i) 80% by the Borrower and (ii) 20% by Lennar Capital Corp., a wholly owned subsidiary of the Borrower.

(a) POWER AND AUTHORITY. The undersigned has the corporate power to execute, deliver and perform the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty. The undersigned has duly executed and delivered this Guaranty and the Guaranty constitutes the legal, valid and binding obligations of the undersigned and is enforceable in accordance with its terms, provided that, (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(a) CONSENTS AND APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental body is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by the undersigned, or (ii) the legality, validity, binding effect or enforceability of this Guaranty.

(a) PRINCIPAL PLACE OF BUSINESS. The principal place of business of the undersigned is 760 N.W. 107th Avenue, First Floor, Miami, Florida 33172.

(a) SOLVENCY. The undersigned is not insolvent (as such term is defined in Section 101(32) of the Bankruptcy Code of 1978, as amended) and will not be rendered insolvent (as such term is defined in Section 101(32) of the Bankruptcy Code of 1978, as amended) by execution of this Guaranty or consummation of the transaction contemplated thereby; and

(a) NO OFFSETS. The undersigned has no offsets, defenses or counterclaims to the enforcement of this Guaranty.

(a) NO VIOLATIONS. Neither the execution, delivery or performance by the undersigned of this Guaranty, nor compliance by it with the terms and provisions hereof (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any governmental body, (ii) will conflict or be inconsistent with or result in any breach of any of the material covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the undersigned pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the undersigned is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Articles of Incorporation or By-Laws of the undersigned.

(a) LITIGATION. There are no actions, suits or proceedings (whether or not purportedly on behalf of the undersigned pending or threatened against the undersigned (x) with respect to this Guaranty, or (y) which could, if adversely determined, have a material adverse effect on the business, assets, property, operations, financial condition or prospects of the undersigned.

(a) TAX RETURNS. The undersigned has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The undersigned has paid, or has provided adequate reserves (in the good faith judgment of the management of the undersigned) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

(a) ERISA. Each Employee Benefit Plan of the undersigned and any ERISA Affiliate is in compliance with ERISA and the Code, where applicable, in all material respects. As of November 30, 1996, (the "ERISA TEST DATE"), (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multiemployer Plan, does not exceed $1, and (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans does not exceed $500,000. There is no Multiemployer Plan. The undersigned and/or any ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement. No material liability to the PBGC has been, or is expected by the undersigned or any ERISA Affiliate to be, incurred by the undersigned or any ERISA Affiliate. Liability, as referred to herein, includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code.

(a) LABOR RELATIONS. The undersigned is not engaged in any unfair labor practice that could have a Material Adverse Effect. There is (i) no significant unfair labor claim or action pending against the undersigned or, to the best knowledge of the undersigned, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the undersigned or, to the best knowledge of the undersigned, threatened against it, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the undersigned or, to the best knowledge of the undersigned, threatened against it, (iii) to the best knowledge of the undersigned, no union representation question existing with respect to the employees of the undersigned and, to the best of its knowledge, no union organizing is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a Material Adverse Effect.

(a) NO BURDENSOME AGREEMENTS. The undersigned is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or restriction which by its terms would have a Material Adverse Effect or a material adverse effect on the ability of the Undersigned to carry out its obligations under this Guaranty.

(a) PROPERTY. The undersigned has good and marketable title to all of its Property, title to which is material to the undersigned. All of the tangible property of the undersigned which is necessary for the operation of its business is in substantially good repair and operating condition and is and will be in compliance in all material respects with all material requirements of law.

(a) ENVIRONMENTAL MATTERS. (i) The undersigned is in compliance in all material respects with the requirements of all applicable Environmental Laws.

    (ii) To the best of the undersigned's knowledge and belief, no Hazardous Substances are present upon the undersigned's Real Property in violation of any Environmental Law and the undersigned has not received any notice to the effect that any of its Real Property, or any of the its operations, is not in compliance with any Environmental Law or that any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment is pending which, in either case, could be reasonably expected to have a Material Adverse Effect.

1.                AFFIRMATIVE COVENANTS.

                  Subject to Section 5 of this Guaranty, the undersigned agrees that so long as the Commitment is not terminated, or any amount remains outstanding or owing to the Lender under the Credit Agreement or the Note or the other Credit Documents:

(a) ACCOUNTS AND REPORTING. The undersigned will maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles, and provide to the Lender the following:

    (i) NOTICES. Promptly, notice of (i) the occurrence of any default under this Guaranty, (ii) the commencement of any action, suit or proceeding before any court, arbitrator or governmental body which (A) could result in liability or loss of $1,000,000 or more in the aggregate, in excess of any applicable insurance coverage, to the undersigned or (B) would otherwise have a Material Adverse Effect, (iii) with respect to the undersigned, any change in any Executive Officer, (iv) any threatened loss of any authorization, qualification, license or permit issued by any governmental body to the undersigned the loss of which could have a Material Adverse Effect,
(v) any written correspondence or notification from any governmental body, which revokes or threatens to revoke, limits or threatens to limit, or imposes or threatens to impose any material restrictions on, any approvals or authorizations granted by such governmental body to the undersigned, together with a copy thereof, or (vi) any violation of any requirements or guidelines established by any governmental body, which might have a material adverse effect on the status of the undersigned thereof as a lender, seller or servicer approved by such governmental body.

   (ii) LENDER REQUESTED INFORMATION. Promptly, such additional financial and other information, including without limitation, financial statements of the undersigned, as the Lender may from time to time reasonably request.

   (iii) ENVIRONMENTAL PROCEEDINGS. Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the undersigned, or with respect to any of the Real Property, under any Environmental Law.

   (iv) EMPLOYEE BENEFIT PLAN INFORMATION. Prompt written notice in the event that the undersigned or any ERISA Affiliate knows, or has reason to know, that
(i) any ERISA Termination Event with respect to a Pension Plan has occurred or will occur, (ii) any condition exists with respect to a Pension Plan which presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to or in respect of the Pension Plan or other liability of the undersigned or any ERISA Affiliate, (iii) the undersigned or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan,
(iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans has increased to an amount in excess of $1, (v) the aggregate amount of Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans has increased to an amount in excess of $500,000, (vi) the undersigned or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, (vii) a tax under Section 4980B(a) of the Code shall have been imposed upon the undersigned or any ERISA Affiliate, (viii) the Secretary of Labor shall have assessed a civil penalty under Section 502(c) of ERISA against the undersigned or any ERISA Affiliate, or (ix) there is an action brought against the undersigned or any ERISA Affiliate under ERISA Section 502 with respect to its failure to comply with ERISA Section 515, together with a certificate of the president or chief financial officer of the undersigned setting forth the details of such event and the action which the undersigned or any ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

   (vi) EMPLOYEE BENEFIT PLAN LIABILITY. Prompt written notice in the event that the undersigned or any ERISA Affiliate shall receive a demand letter from the

PBGC notifying the undersigned or any ERISA Affiliate of any final decision finding liability and the date by which such liability must be paid, together with a copy of such letter and a certificate of the president or chief financial officer of the undersigned setting forth the action which the undersigned or any ERISA Affiliate proposes to take with respect thereto.

   (vii) PENSION PLAN AMENDMENTS. Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the undersigned or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of the president or chief financial officer of the undersigned setting forth the reasons for the adoption of such amendment and the action which the undersigned or any ERISA Affiliate proposes to take with respect thereto.

   (iii) PENSION PAYMENT DEFAULT. As soon as possible and in any event by the 10th day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remains unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the undersigned or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of the president or chief financial officer setting forth the action which the undersigned or any ERISA Affiliate proposes to take with respect thereto.

   (ix) PENSION PLAN TERMINATION. If the termination of any Pension Plan would result in the imposition of any tax under Section 4980 of the Code, then as soon as possible, but in no event less than 60 days before the due date of the tax, a certificate of the president or chief financial officer of the undersigned setting forth the estimated amount of the tax, any reversion, and the proposed use of the reversion. This subparagraph shall apply to a transaction notwithstanding a reduction or complete elimination of the tax because of the operation of either Sections 4980(d) or 420(a)(3)(A) of the Code.

   (xii) OTHER INFORMATION. Promptly, from time to time, copies of any notices or information given to or received from the holders of any Indebtedness of the undersigned relating to any actual or alleged default, demand for payment or acceleration of payment, and such other information or documents (financial or otherwise) as the Lender may reasonably request.

(a) NO IMPAIRMENT FROM CHANGES IN OBLIGATIONS. The Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Obligations or increase the interest rate thereon, and may also make any agreement with the Borrower or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Lender and Borrower or any such other party or person, without in any way impairing or affecting this Guaranty.

(a) NO OBLIGATION TO PURSUE ANY COLLATERAL. This Guaranty shall not be impaired or otherwise affected by any failure to call for, take, hold, protect or perfect, continue the perfection of or enforce any security interest in or other Lien upon, any collateral for the Obligations, or by any failure to exercise, delay in the exercising or waiver of, or forbearance with respect to, any right or remedy available to the Lender with respect to the Obligations.

(a) REINSTATEMENT OF OBLIGATIONS. To the extent that the undersigned makes a payment or payments to the Lender on the Obligations, or the Lender receives any proceeds of collateral to be applied to the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or otherwise is required to be repaid including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date that such initial payment, reduction or satisfaction occurred notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or payments. The undersigned shall defend and indemnify the Lender from and against any claim or loss under this paragraph including attorneys' fees and expenses in the defense of any such action or suit.

(a) BOOKS, RECORDS AND INSPECTIONS. The undersigned will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The undersigned will permit officers and designated representatives of the Lender to visit and inspect, under guidance of officers of the undersigned, any of the properties of the undersigned, and to examine the books of record and accounts of the undersigned and discuss the affairs, finances, accounts and prospects of the undersigned with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Lender may request.

(a) MAINTENANCE OF PROPERTY, INSURANCE. The undersigned will (i) keep all property necessary for the operation of its business in good working order and condition, (ii) except as otherwise provided in clause (iii) below, maintain with financially sound and reputable insurance companies insurance (including such insurance as the Lender shall reasonably require) in such amounts and against such risks as are usually carried by corporations engaged in similar businesses similarly situated, and (iii) furnish to the Lender, upon written request, full information as to the insurance carried.

(a) CORPORATE FRANCHISES. The undersigned will do or cause to be done, all things necessary to preserve and keep in full force and effect (i) their corporate existence in good standing in the state of its incorporation and in each other state in which it is required to be qualified to do business as a foreign corporation and (ii) all of their material rights, franchises, qualifications, licenses, permits, copyrights, trademarks and patents.

(i) COMPLIANCE WITH STATUTES, ETC. The undersigned will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies in respect of the conduct of its business and the ownership of its property (including, without limitation, Environmental
Laws), except such non-compliances as could not, in the aggregate, have a Material Adverse Effect.

(i) In the event that the Lender shall have a reasonable basis for believing that any Hazardous Substance may be on, at, under or around any Real Property in violation of any applicable Environmental Law and that such violation might reasonably be expected to have a Material Adverse Effect, the undersigned will conduct and complete (at the undersigned's expense) all investigations, studies, samplings and testings relative to such Real Property and such Hazardous Substances as the Lender may reasonably request.

(a) PERFORMANCE OF OBLIGATIONS. The undersigned will perform all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument or other contract or agreement by which it is bound, except such non-performances as could not in the aggregate, have a Material Adverse Effect.

(a) PAYMENT OF TAXES. The undersigned will pay and discharge all taxes, assessments and governmental charges or liens imposed upon the undersigned or upon the undersigned's income or profits, or upon any properties belonging to the undersigned prior to the date on which the same become due, and all lawful claims, which, if unpaid, might become a Lien or charge upon any properties of the undersigned, provided that the undersigned shall not be required to pay any such tax, assessment, charge, levy or claim for which it has obtained an adequate bond or adequate insurance and which is being contested in good faith and by appropriate proceedings so long as such contest shall operate to stay any Material Adverse Effect caused by such Lien or charge.

(a) CORPORATE SEPARATENESS. The undersigned will take such actions as are necessary to keep its operations separate and apart, including, without limitation, insuring that all customary formalities regarding the corporate existence of the undersigned, including holding regular meetings and maintenance of its current minute books, are followed.

1.                NEGATIVE COVENANTS.

                  The undersigned agrees that from and after the date hereof and until the Commitment shall have been terminated and the Loans and the Note, together with interest, fees and all other obligations incurred hereunder and under all Credit Documents, are paid in full:

(a) LIENS. The undersigned will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the undersigned, whether now owned or hereafter acquired, other than in the ordinary course of business of the undersigned.

(i) CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The undersigned will not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets,

(i) The undersigned will not permit any of its Subsidiaries to wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, and the undersigned will not, and will not permit any of its Subsidiaries to, convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, if any of the foregoing could have a Material Adverse Effect or result in a material change in the scope of the business as conducted by the undersigned as of the date of this Guaranty.

(a) INDEBTEDNESS. The undersigned will not contract, create, incur, assume or suffer to exist any Indebtedness unless (i) such Indebtedness will appear on the financial statements of the undersigned required to be delivered to the Lender pursuant to this Guaranty, and (ii) such Indebtedness does not create a Default under this Guaranty.

(a) TRANSACTIONS WITH AFFILIATES. The undersigned will not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of either of the undersigned, other than on terms and conditions substantially as favorable to the undersigned as would be obtainable by the undersigned at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

(a) MODIFICATIONS OF ARTICLES OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS, ETC. The undersigned will not (a) amend, modify or change their Articles of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws, or any agreement entered into by either of them with respect to their capital stock, or (b) enter into any new agreement with respect to their capital stock, if in either case it would have an adverse effect on the Lender.

(a) RESTRICTIONS ON DIVIDENDS AND OTHER DISTRIBUTIONS. The undersigned will not, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the undersigned or any of its Subsidiaries, or pay any Indebtedness owed by any such Subsidiary to the undersigned or any other Subsidiary of the undersigned, (b) make loans or advances to the undersigned, or (c) transfer any of its properties or assets to the undersigned, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Guaranty,

(iii) or customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the undersigned or any Subsidiary of the undersigned.

(a) ERISA. The undersigned shall not (a)(i) establish, contribute to, or become liable (directly or indirectly) in respect of, any Multiemployer Plan, or (ii) establish or contribute to any Pension Plan other than an Existing Pension Plan which would increase the aggregate Unfunded Pension Liabilities under all Pension Plans to an amount in excess of $1, (b) cause any Pension Plan to have a Funded Current Liability Percentage of less than 60 percent, or (c) increase benefits under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan which would have the effect of increasing its aggregate Unrecognized Retiree Welfare Liability to an amount in excess of $500,000.

1.                NOTICES.

                  All notices and other communications provided for hereunder to a party hereto shall be in writing (including telecopier) and mailed, telecopied or delivered to such party, at the following address or at such other address as shall be designated by such party in a written notice to the other parties hereto:

                  IF TO THE UNDERSIGNED:

                  LNR Sands Holdings, Inc.
                  c/o LNR Property Corporation
                  760 N.W. 107th Avenue, First Floor
                  Suite 100
                  Miami, Florida  33172

                  Attention:        Shelly Rubin
                                    Chief Financial Officer

                  Telephone:        (305) 229-6640
                  Telecopier:       (305) 226-7691

                  IF TO THE LENDER:

                  The Bank of New York
                  One Wall Street -- 17th Floor
                  New York, New York  10286

                  Attention:        William H. Cunningham
                                    Vice President

                  Telephone:        (212) 635-6471
                  Telecopier:       (212) 635-6468

         All such notices and communications shall, (i) when telecopied be effective when sent, (ii) when mailed by first class mail, postage prepaid, be effective on the fifth (5th) day following deposit in the mails, and (iii) when sent or delivered by any other means be effective when received. The undersigned and the Lender may rely on signatures of each other which are transmitted by telecopier or other electronic means as fully as if originally signed.

1.                JURISDICTION; VENUE.

                  The undersigned irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City or State of New York over any suit, action or proceeding arising out of or relating to this Guaranty. The undersigned hereby agrees that Lender shall have the option, in its sole discretion, to lay the venue of any such suit, action or proceeding, in the courts of the State of New York or the United States of America for the Southern District of New York, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The undersigned agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the undersigned.

1.                WAIVER OF TRIAL BY JURY.

                  THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. FURTHER, THE UNDERSIGNED HEREBY CERTIFIES THAT NO REPRESENTATIVE OF THE LENDER, OR COUNSEL TO THE LENDER, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS PROVISION. THE PROVISIONS OF THIS PARAGRAPH CONSTITUTE A MATERIAL INDUCEMENT TO THE LENDER TO ACCEPT THIS GUARANTY.

1.                GOVERNING LAW.

         This Guaranty and the rights and obligations of the parties hereunder shall be construed, enforced, and interpreted according to the laws of the State of New York applicable to contracts made in and performed in the State of New York. Unless the text otherwise requires all terms used herein shall have the meaning specified in the Uniform Commercial Code as in effect in the State of New York on the date hereof.

1.                OTHER PROVISIONS.

(a) The undersigned hereby acknowledges that it has derived or expects to derive a financial or other advantage from each and every Obligation incurred by Borrower to the Lender.

(a) The undersigned waives notice of the acceptance of this Guaranty and of the making of any such loans or extensions of credit, presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notice of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

(a) The undersigned hereby agrees that, in the event that any property of the undersigned is or may be hypothecated with property of Borrower as security for any Obligations, any right of the undersigned to have such property of Borrower first applied to the discharge of such Obligations is hereby irrevocably waived by the undersigned.

(a) This is a continuing guaranty and shall remain in full force and effect and be binding upon the undersigned, and the undersigned's successors and assigns. Except as provided in Section 10 below, nothing except cash payment in full of all Obligations and the termination of the Commitment shall release the undersigned from liability under this Guaranty.

(a) This Guaranty is a guaranty of payment and not of collection, and the Lender shall be under no obligation to take any action against Borrower or any other person liable with respect to any of the Obligations or resort to any collateral security held by it to secure any of the Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein. The undersigned hereby waives any rights to interpose any defense, counterclaim or offset of any nature and description which he may have or which may exist between and among the Lender, Borrower and/or the undersigned.

(a) This Guaranty may be assigned by the Lender and its benefits shall inure to the successors, indorsees and assigns of the Lender.

(a) Until such time as the Lender shall have received payment in full in cash in satisfaction of all of the Obligations and the commitment shall have been terminated, the undersigned waives any rights to be subrogated to the rights of the Lender with respect to the Obligations and the undersigned waives any right to and agrees that it will not institute or take any action against the Borrower seeking contribution, reimbursement or indemnification by the Borrower with respect to any payments made by the undersigned to the Lender hereunder.

(a) The undersigned waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations or of the reliance by Lender upon this Guaranty. The Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute and unconditional guaranty without regard to the validity, regularity or enforceability of the Obligations and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the undersigned against and on account of the Obligations and liabilities of the undersigned hereunder.

(a) The undersigned hereby waives any and all legal requirements that require or compel the Lender to institute any action or proceedings at law or in equity against Borrower, or anyone else, in respect of the Loans or any other document executed in connection with the Loans or resort to or seek to realize upon or exhaust the security held by the Lender or pursue any other remedy in the Lender's power, as a condition precedent to bringing an action against the undersigned upon this Guaranty, and failure of the Lender to do any of the foregoing shall not exonerate, release or discharge the undersigned from its absolute, unconditional and independent liabilities to the Lender hereunder.

(a) The Lender may bring and prosecute a separate action against the undersigned to enforce its liabilities hereunder, whether or not any action is brought against Borrower or any other person and whether or not Borrower or any other person is joined in any such action or actions. Nothing shall prohibit the Lender from exercising its rights against the undersigned, the Borrower, the security, if any, for the Obligations, and any other person simultaneously, jointly and/or severally. The undersigned shall be bound by each and every ruling, order and judgment obtained by the Lender against Borrower in respect of the Obligations, whether or not the undersigned is a party to the action or proceeding in which such ruling, order or judgment is issued or rendered.

(a) The undersigned shall not be discharged, released or exonerated, in any way, from its absolute, unconditional and independent liabilities hereunder, even though any rights or defenses which the undersigned may have against Borrower, the Lender or others may be destroyed, diminished or otherwise affected by:

(i) Any declaration by the Lender of a default in respect of any of the Obligations;

(i) The exercise by the Lender of any rights or remedies against Borrower or any other person;

(i) The failure of the Lender to exercise any rights or remedies against Borrower or any other person;

(i) The sale or enforcement of, or realization upon (through judicial foreclosure, power of sale or any other means) any security for any of the Obligations, even though (i) recourse may not thereafter be had against Borrower for any deficiency, or (ii) the Lender fails to pursue any such recourse which might otherwise be available; whether by way of deficiency judgment following judicial foreclosure, or otherwise;

(i) Any bankruptcy or reorganization of Borrower;

(i) The release of any other guarantor by operation of law or otherwise; or

(i) The voluntary or involuntary participation by Borrower in any settlement or composition for the benefit of Borrower's creditors either in liquidation, readjustment, receivership, bankruptcy or otherwise.

(a) The undersigned waives any right to plead any election of remedies.

(a) This Guaranty is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein otherwise expressly provided. No modification or amendment of any provisions of this Guaranty shall be effective unless in writing and signed by a duly authorized officer of the Lender.

(a) No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

(a) Each and every right, remedy and power hereby granted to the Lender or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Lender at any time and from time to time.

1.                TERMINATION.

                  Subject to Section 3(d) hereof, this Guaranty shall terminate, and the undersigned shall have no further obligations hereunder, upon the occurrence of the following conditions: (i) the Lender shall have received payment, in immediately available funds for application to the outstanding Obligations, of the sum of $33,092,000 and (ii) on the date such payment is received, and after giving effect thereto, there shall not exist any Event of Default under and as defined in the Credit Agreement.

                  IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned as of the date first above written.

                                                LNR SANDS HOLDINGS, INC.

                                                By:_____________________________
                                                   Name:
                                                   Title:

                                      -2-